As filed with the Securities and Exchange Commission on January 29, 2004
                                                      Registration No. _________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CYBERLUX CORPORATION
                (Name of registrant as specified in its charter)

             NEVADA                           3674                   91-2048978
  (State or Other Jurisdiction          (Primary Standard         (I.R.S. Employer
of Incorporation or Organization)   Industrial Classification    Identification No.)
                                          Code Number)

   50 Orange Road, PO Box 2010                   R/A's of America
   Pinehurst, North Carolina 28370               PO Box 2259
   (910) 235-0066                                Minden, Nevada 89423
                                                 (702) 888-2002

   (Address and telephone number                 (Name, address, and telephone
   of principal executive offices)               number of agent for service)

                                   Copies to:

                               John W. Ringo, Esq.
                                 Attorney at Law
                              241 Lamplighter Lane
                               Marietta, GA 30067
                            Telephone: (770) 952-1904
                            Facsimile: (770) 952-0894

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           SECURITIES TO BE REGISTERED

                                             Proposed       Proposed
Title of                                     Maximum        Maximum        Amount
each Series                   Amount         Offering       aggregate      Of
of securities                 To be          Price per      Offering       Registration
to be registered              Registered     Share(1)       Price          Fee(2)
----------------              ----------     --------       ---------      ------------
Common Stock,
$.001 par value to be sold
by selling stockholders       30,244,704      $0.345      $10,434,422.88   $1,322.04(3)

----------
(1) The proposed maximum aggregate offering price per Series of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we used the average of the closing bid and asked prices on January 23, 2004.

(3)   Calculated using $126.70 per million dollars.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 29, 2004

                         CYBERLUX CORPORATION PROSPECTUS

                       30,244,704 Shares of Common Stock

This prospectus is part of a registration statement of Cyberlux Corporation filed with the Securities and Exchange Commission in connection with a private placement of our Series A Convertible Preferred Stock completed on December 31, 2003. As part of the private placement, we agreed to register shares of our common stock issuable upon conversion of our Series A Preferred Stock and upon exercise of our Series A warrants and Series B warrants. This prospectus relates to the public offer for resale by certain of our security holders of up to (i) 7,750,000 shares of our common stock issuable upon conversion of our Series A Preferred Stock, (ii) 7,750,000 shares of our common stock underlying the Series A warrants, and (iii) 7,750,000 shares of our common stock underlying the Series B warrants. We will not receive any of the proceeds from sales by the selling security holders of common stock.

This prospectus also relates to the issuance of an aggregate of 4,750,000 shares of common stock underlying warrants issued to our placement agent, H.C. Wainwright & Co., Inc., and its designees. The placement agent warrants have exercise prices ranging from $.01 to $1.05.

Additionally, this prospectus relates to the public offer for resale of 2,244,704 shares of our common stock by other stockholders.

Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "CYBL". On January 23, 2004, the last reported sale price of our common stock was $0.342 per share.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this prospectus is January 29, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

FORM SB-2......................................................................i
   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933.....................i
SECURITIES TO BE REGISTERED...................................................ii
CYBERLUX CORPORATION PROSPECTUS..............................................iii
TABLE OF CONTENTS.............................................................iv
PROSPECTUS SUMMARY.............................................................1
OUR COMPANY....................................................................1
THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................3
   STATEMENT OF OPERATION DATA.................................................3
   BALANCE SHEET DATA:.........................................................3
RISK FACTORS...................................................................4
RISKS RELATED TO THIS OFFERING.................................................8
FORWARD-LOOKING STATEMENTS.....................................................9
RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS...............................9
SELLING STOCKHOLDERS..........................................................10
DETERMINATION OF OFFERING PRICE...............................................14
DIVIDEND POLICY...............................................................14
PLAN OF DISTRIBUTION..........................................................14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................16
DESCRIPTION OF BUSINESS.......................................................20
PRINCIPAL PRODUCTS AND PRINCIPAL MARKETS......................................20
DISTRIBUTION METHODS OF OUR PRODUCTS..........................................21
RESEARCH AND DEVELOPMENT ACTIVITIES...........................................22
   EMERGENCY LIGHTING AUGMENTATION SYSTEM (Production Title)..................22
   HOME SAFETY LIGHT (Market Title)...........................................22
   LAZER SAFETY LIGHT (Production Title)......................................22
   POWEROUTAGE ADAPTER (Production Title).....................................23
   FAILSAFE SPOT & LAMP (Production Title)....................................23
   CAMPLAMP LANTERN (Production Title)........................................23
INDUSTRY BACKGROUND...........................................................23
REGULATION....................................................................23
MANAGEMENT....................................................................24
EXECUTIVE COMPENSATION: EMPLOYMENT AGREEMENTS.................................26
STOCK OPTION GRANTS IN THE PAST FISCAL YEAR...................................27
DESCRIPTION OF PROPERTY.......................................................28
LEGAL PROCEEDINGS.............................................................29
PRINCIPAL SHAREHOLDERS........................................................31
SECURITY OWNERSHIP OF MANAGEMENT..............................................31
DESCRIPTION OF SECURITIES.....................................................33
   COMMON STOCK...............................................................33
   PREFERRED STOCK............................................................33
DESCRIPTION OF THE WARRANTS...................................................34
   SERIES A WARRANTS..........................................................34
   SERIES B WARRANTS..........................................................34
   PLACEMENT AGENT WARRANTS...................................................34
   TRANSFER AGENT.............................................................35
EXPERTS.......................................................................36
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS............................39
   AUDITED FINANCIALS AS OF DECEMBER 31, 2002.................................40
   NOTES TO AUDITED FINANCIAL STATEMENTS DECEMBER 31, 2002....................45
FINANCIALS AS OF SEPTEMBER 30, 2003...........................................52
   NOTES TO SEPTEMBER 30,2003 FINANCIAL STATEMENTS............................58
SIGNATURES....................................................................67

We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 2002, were contained in our Annual Report on Form 10-KSB.

As used in this prospectus, the terms "we", "us", "our", "the Company" and "Cyberlux" mean Cyberlux Corporation, a Nevada corporation. The term "selling shareholder" means selling shareholders of Cyberlux (all of whom are identified in this Registration Statement) all of which are offering to sell their shares of Cyberlux common stock which are being registered through this prospectus and the term "shares" means the shares of common stock registered by us through this prospectus.

The information in this prospectus is qualified in its entirety by reference to the entire prospectus. Consequently, this prospectus, which is contained as part of this registration statement, must be read in its entirety. This is especially important in light of material subsequent events disclosed. Information may not be considered or quoted out of context or without referencing other information contained in this report necessary to make the information considered, not misleading.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

                               PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   OUR COMPANY

CYBERLUX CORPORATION (we, the "Company" or "Cyberlux") is a Nevada corporation and was incorporated on May 17, 2000. Our articles were amended on April 3, 2003, to authorize us to issue up to 100,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Our management founded the Company to design, develop, manufacture, market and sell advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements. The business of the Company is conducted through outsource relationships with specific professionals who are engaged based upon tasks in which they are credentialed specialists. Management decided from the outset that skills in industrial design, electrical engineering, injection mold development, packaging, product assembly, testing and delivery functions would, from an economic perspective, be best conducted through contract relationships with professional firms rather than through a large, diverse employee base. Although the diode illumination industry is in its infancy, these lighting systems offer the potential to make continued advancements in illumination technology. Light emitting diodes (LEDs) consume 90% less energy than their incandescent counterparts to produce a comparable lumen output. Fluorescent tubes are similar to incandescent bulbs in life light by virtue of the fact that both elements burn. Diodes do not burn. Instead, diodes convert electrical current to electromagnetic energy that produces light without heat. A lumen is a unit of measure used to determine light intensity. We believe that in electrochemical (battery powered) applications, this decrease in energy consumption positions our lighting solutions as a much more durable and reliable lighting source than other alternatives. In standard electrical current applications, the calculated life of diodes as lighting elements is over ten years versus hours for traditiona1 incandescent or fluorescent bulbs. The performance characteristics of diminutive energy consumption and extended life have prompted LED implementation in traffic lights and brake lights, and to a lesser degree in our area of focus, diode illumination.

Our principal place of business is located at 50 Orange Road, PO Box 2010, Pinehurst, North Carolina 28370 and our telephone number at that address is
(910) 235-0066.

                                  THE OFFERING

------------------------------------------------------------------------------
TOTAL COMMON STOCK OFFERED                                         30,244,704
------------------------------------------------------------------------------
COMMON STOCK UPON CONVERSION OF PREFERRED STOCK                     7,750,000
------------------------------------------------------------------------------
COMMON STOCK UNDERLYING SERIES A WARRANTS                           7,750,000
------------------------------------------------------------------------------
COMMON STOCK UNDERLYING SERIES B WARRANTS                           7,750,000
------------------------------------------------------------------------------
COMMON STOCK UNDERLYING PLACEMENT AGENT WARRANTS                    4,750,000
------------------------------------------------------------------------------
Offering price of the common stock issuable                             $0.25
upon exercise of the Series A warrants
------------------------------------------------------------------------------
Offering price of the common stock issuable                             $1.05
upon exercise of the Series B warrants
------------------------------------------------------------------------------
COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)                    11,814,905
------------------------------------------------------------------------------
COMMON STOCK OUTSTANDING AFTER THE OFFERING (2)                    42,059,609
------------------------------------------------------------------------------
OTC Bulletin Board Symbol                                                CYBL
------------------------------------------------------------------------------

1.    Based on shares outstanding as of December 31, 2003.

2. Assumes the exercise in full of all outstanding Series A and Series B warrants, including the warrants issued to our placement agent, H.C. Wainwright & Co., Inc., and its designees.

USE OF PROCEEDS

We will use the net proceeds from the sale of our common stock issuable upon exercise of the Series A warrants and Series B warrants for working capital and general corporate purposes. We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders. See "Use of Proceeds."

RISK FACTORS

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

DIVIDEND POLICY

We do not intend to pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to find future growth.

OVER-THE-COUNTER BULLETIN BOARD SYMBOL:              CYBL

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.

                           STATEMENT OF OPERATION DATA

                                                                 THE YEAR ENDED
                                                               December 31, 2002
                                                               -----------------

Revenues                                                            $      --
Cost of Goods Sold                                                         --
Management & consulting fees - related parties                        350,504
General & administrative expenses                                     179,162
Total operation expenses                                              603,184
(Loss) from operations                                               (603,184)
Net (loss)                                                           (700,104)
Net loss per share - basic and diluted                              $    (.11)

                               BALANCE SHEET DATA:
                                DECEMBER 31, 2002
                                    (Audited)

Cash                                                                $    26,086
Prepaid design services                                                  20,000
Accounts Receivable                                                          --
   Total Current Assets                                                  46,086

Fixed Assets (Net of accumulated depreciation of $23,050)                79,443
Other Assets:                                                                --
Deposit                                                                   8,614
                                                                    -----------
   Total Assets                                                     $   134,143
                                                                    ===========
Current Liabilities                                                      44,427
Accrued Interest                                                         95,971
Other Accrued Liabilities
    Management fees payable - related party                             546,508
    Short-term notes payable - shareholders                             123,545
    Short-term notes payable                                            365,000
                                                                    -----------
   Total current liabilities                                        $ 1,175,451

Common stock                                                              6,628
Additional paid-in capital                                              745,593
Subscription receivable                                                  (2,500)
(Deficit)accumulated during development stage                        (1,791,029)
                                                                    -----------
   Total Deficiency stockholders' equity                            $(1,041,308)

                                                                    $   134,143
                                                                    ===========

                                  RISK FACTORS

THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION IN THIS PROSPECTUS.

CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER SIGNIFICANTLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS OR OTHERWISE MADE BY US OR ON OUR BEHALF. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "MAY," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVES OF THOSE WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS AS TO OUR INTENT, BELIEF OR EXPECTATIONS. THESE FORWARD- LOOKING STATEMENTS ARE SUBJECT TO THE RISKS DETAILED BELOW OR ELSEWHERE IN THIS PROSPECTUS, OR DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS" ON PAGE 9.

INVESTORS SHOULD ASSUME THAT, EVEN IF NOT SPECIFICALLY STATED WITHIN THIS DOCUMENT, IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZE, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF FUTURE OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

Risk related to our business

We have historically lost money and losses may continue in the future.

We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $1,791,029 as of December 31, 2002. We incurred a net loss of $(700,104) or $(.11) per share for the year ended December 31, 2002. Future losses are likely to continue unless we successfully implement our revised business plan. Our independent auditors have noted that due to the substantial losses incurred during fiscal year 2002 and 2001, a working capital deficit as well as a stockholders deficit of $(2,170,673) raise substantial doubts about our ability to continue as a going concern. No assurances can be given that we will be successful in reaching or maintaining profitable operations. If we are not successful in reaching and maintaining profitable operations we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

We may need to raise additional capital to finance operations.

We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowing from third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

We have been the subject of a going concern opinion from our independent auditors, which means that we may not be able to continue operations unless we obtain additional funding.

Our independent auditors have added in their audit reports for December 31, 2002 and 2001 a going concern statement. Our ability to continue as a going concern depends on our ability to obtain additional funding. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our common stock is deemed to be "Penny Stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      (1)   With a price of less than $5.00 per share;

      (2)   That are not traded on a "recognized" national exchange;

      (3) Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      (4) In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We could fail to attract or retain key personnel which could cause time away from operations to recruit and train replacements.

Our success largely depends on the efforts and abilities of our key executives and consultants, including Donald F. Evans, our CEO. The loss of the services of Mr. Evans could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Evans.

We may be unable to manage growth which could prevent our business from growing.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

      (1)   Implement changes in certain aspects of our business;

      (2) Enhance our information systems and operations to respond to increased demand;

      (3) Attract and retain qualified personnel; and Develop, train and manage an increasing number of management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Limited operating history; anticipated losses; uncertainty of future results.

We were incorporated in May, 2000 and therefore have a limited operating history upon which an evaluation of our Company and our prospects can be based. Our prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the new and evolving products and methods which we intend to develop and market, and the acceptance of our business model. We will be incurring costs to: (i) design, develop, manufacture and market our products; (ii) to establish distribution relationships; and (iii) to build an organization. To the extent that such expenses are not subsequently followed by commensurate revenues, our business, results of operations and financial condition will be materially adversely affected. We, therefore, cannot insure that we will be able to immediately generate sufficient revenues. We expect negative cash flow from operations to continue for the next 12 months as we continue to develop and market our business. If cash generated by operations is insufficient to satisfy our liquidity, we may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to our stockholders. Our initial operations may not be profitable, since time will be required to build our business to the point that our revenues will be sufficient to cover our total operating costs and expenses. Our reaching a sufficient level of sales revenues will depend upon a large number of factors, including availability of sufficient working capital, the number of customer we are able to attract, and the costs of manufacturing and distributing our products.

Liquidity and working capital risks; Need for additional capital to finance growth and capital requirements.

We have had limited working capital and we are relying upon notes (borrowed funds) to operate. We may seek to raise capital from public or private equity or debt sources to provide working capital to meet our general and administrative costs until net revenues make the business self-sustaining. We cannot guarantee that we will be able to raise any such capital on terms acceptable to us or at all. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding.

New business which could limit our ability to generate revenues and prevent our business from growing.

We are a new business and you should consider factors which could adversely affect our ability to generate revenues, which include, but are not limited to, maintenance of positive cash flow, which depends on our ability both to raise capital and to obtain additional financing as required, as well as the level of sales revenues.

Lack of independent directors which could prevent potential for conflicts of interest.

We cannot guarantee that our Board of Directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, our executive officers, who are also principal stockholders and directors, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

Limitation of liability and indemnification of officers and directors.

Our officers and directors are required to exercise good faith and high integrity in our Management affairs. Our Articles of Incorporation provide, however, that our officers and directors shall have no liability to our shareholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. Our Articles and By-Laws also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct the internal affairs, provided that in connection with these activities they act in good faith and in a manner that they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. To further implement the permitted indemnification, we have entered into Indemnity Agreements with our officers and directors.

Continued control by current officers and directors and therefore you will have no voice in management.

The present officers and directors own approximately 27.5% of the outstanding shares of Common Stock, and therefore are in a position to elect all of our Directors and otherwise control the Company, including, without limitation, authorizing the sale of equity or debt securities of the Company, the appointment of officers, and the determination of officers' salaries. Shareholders have no cumulative voting rights. (See Security Ownership of Certain Beneficial Owners and Management)

Delays in the introduction of our products have hampered our growth.

We have experienced numerous delays in the introduction of our initial product, the Home Safety Light. These delays have been caused by certain requirements from various retailers such as seasonal schedules to review certain products, changes in personnel who review the products, problems with pricing and packaging.

Dependence on independent parties to produce our products could affect our production and sales capabilities.

We have out sourced the design, engineering, production, assembly, marketing and sale of our product through contractual arrangements with independent professional firms. Although the design, engineering, production and assembly contractors are shareholders in the Company, the loss of one or all of these firms could seriously affect our production and sales capabilities.

If the lawsuit we filed against Light Technology, Inc. is ruled against us, it could have serious financial consequences.

On April 18, 2001, we filed a civil complaint against Light Technology, Inc. and others. Light Technology has filed a counterclaim (See "Legal Proceedings", page
24). Although we are of the opinion that we have meritorious claims against the defendants, a ruling against us could have serious financial consequences.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active market.

Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Potential inability of officers to devote sufficient time to the operations of the business could affect the Company's growth.

Although we have five (5) employees who consider themselves full time employees, none have been paid salaries from the inception of the Company. They continue to pursue other sources of income and may not be able to devote sufficient time to the operations of the business.

We do not anticipate paying cash dividends

We have not paid any cash dividends on our capital stock and we anticipate that our future earnings, if any, will be retained for use in the business, or for other corporate purposes. It is not anticipated that any cash dividends on the common stock will be paid in the foreseeable future. See "Dividend Policy" and "Description of Securities."

                         RISKS RELATED TO THIS OFFERING

Future sales by our stockholders may adversely affect our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

Of the 11,814,905 shares of common stock outstanding as of December 31, 2003, 1,140,966 are freely tradable without restriction. The remaining 10,673,939 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Immediately following the effective date of this prospectus, the common stock and the preferred stock will be freely tradable without restriction, unless held by our "affiliates."

Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, and all Series A and Series B warrants are exercised, there will be an additional 30,174,499 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop.

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

                           FORWARD-LOOKING STATEMENTS

                RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our ability to achieve adequate intellectual property protection for our future products and (f) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                              SELLING STOCKHOLDERS

      The following table sets forth the number of shares owned, and/or issuable upon exercise of the warrants held, by each of the selling stockholders. Unless otherwise indicated below, none of the selling stockholders has held any position or office, or has otherwise had a material relationship, with us within the past three years other than as a result of the ownership of shares or other securities of Cyberlux.

      No estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below. The table sets forth, to our knowledge, certain information about the selling stockholders as of January 28, 2004.

      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Shares of common stock issuable under warrants that are exercisable within 60 days of December 31, 2003 and shares of common stock issuable upon conversion of the Series A Preferred Stock are deemed outstanding for purposes of computing the percentage ownership of the person holding the warrants or Series A Preferred Stock but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

      The terms of the Series A Preferred Stock and warrants whose underlying shares of common stock are included for resale under this prospectus prohibit conversion of the Series A Preferred Stock and exercise of the warrants to the extent that conversion of the Series A Preferred Stock and exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 61 days' notice to us. Also this limitation does not preclude the holder from converting or exercising the Series A Preferred or warrants and selling shares underlying the preferred stock or warrants in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amount.

The following table presents information regarding the selling stockholders:

                                      Number of                                                        Shares of        Percent of
                                      shares of      Issuable upon   Issuable upon    Issuable upon    common stock     outstanding
                                      common stock   conversion of   exercise of      exercise of      to be            shares
                                      beneficially   Series A        Series A         Series B         beneficially     beneficially
                                      owned as of    Preferred       Warrants @       Warrants @       owned after      owned after
Name of Selling Stockholder           12/31/03       Stock (1)       $0.25 (2)        $1.05 (3)        offering (4)     offering (5)
------------------------------------------------------------------------------------------------------------------------------------
Arla Sheinwald                                         250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
Bruce W. Bryde                                         100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Charles O'Brien                                         50,000            50,000         50,000            150,000            *
------------------------------------------------------------------------------------------------------------------------------------
Christina Crossman                                     200,000           200,000        200,000            600,000         1.42
------------------------------------------------------------------------------------------------------------------------------------
David Bromberg                                         100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
David S Nagelberg 2003 Rev Tr                          237,500           237,500        237,500            712,500         1.69
------------------------------------------------------------------------------------------------------------------------------------
David W. Eckert                                         50,000            50,000         50,000            150,000            *
------------------------------------------------------------------------------------------------------------------------------------
Debbie Miller                                          100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Dennis R. Steinke                                      125,000           125,000        125,000            375,000            *
------------------------------------------------------------------------------------------------------------------------------------
Dominic Thomas Coletta                                  50,000            50,000         50,000            150,000            *
------------------------------------------------------------------------------------------------------------------------------------
Emmet L. Goodman, Jr                                   200,000           200,000        200,000            600,000         1.42
------------------------------------------------------------------------------------------------------------------------------------
F.B. Bywater                                           125,000           125,000        125,000            375,000            *
------------------------------------------------------------------------------------------------------------------------------------
Gary W. Callicott                                      100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
George E. Flyth                                        100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Jacob Engel                                            250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
Jericho Investments LLC                                250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
John G. Lechner                                         25,000            25,000         25,000             75,000            *
------------------------------------------------------------------------------------------------------------------------------------
John Huie                                              100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Jonathan Wachs                                         250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
Katherine Kurzman                                      650,000           650,000        650,000          1,950,000         4.64
------------------------------------------------------------------------------------------------------------------------------------
Kenneth F. Oswald                                      200,000           200,000        200,000            600,000         1.42
------------------------------------------------------------------------------------------------------------------------------------
Larry R. Stessel                                       125,000           125,000        125,000            375,000            *
------------------------------------------------------------------------------------------------------------------------------------
Lon E. Bell                                            500,000           500,000        500,000          1,500,000         3.57
------------------------------------------------------------------------------------------------------------------------------------
Lyder R. Johnson                                       200,000           200,000        200,000            600,000         1.42
------------------------------------------------------------------------------------------------------------------------------------
M. Mark  Castellano, II                                200,000           200,000        200,000            600,000         1.42
------------------------------------------------------------------------------------------------------------------------------------
Mark Wachs                                             250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
Neal M. Goldstein                                      250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
Patrick J. Armstrong                                   125,000           125,000        125,000            375,000            *
------------------------------------------------------------------------------------------------------------------------------------
Phoenix Group Consultants, Inc.                        100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
R. Keith Fetter                                        150,000           150,000        150,000            450,000            *
------------------------------------------------------------------------------------------------------------------------------------
Robert G. Dello Russo                                  250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
Robert G. & Cynthia D. Lewis                           200,000           200,000        200,000            600,000         1.42
------------------------------------------------------------------------------------------------------------------------------------
Robert Mittleman                                       100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Ronald E. Gee                                          100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Ronald I. Heller Rev TR 12/23/97                       237,500           237,500        237,500            712,500         1.69
------------------------------------------------------------------------------------------------------------------------------------
Stephen B. Armstrong                                   100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Stephen W. Gropp                                       100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Thomas Terry                                           100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Thomas V. Marianacci                                   250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
Vic T. Luong                                           250,000           250,000        250,000            750,000         1.78
------------------------------------------------------------------------------------------------------------------------------------
Ward I. Snyder                                         150,000           150,000        150,000            450,000            *
------------------------------------------------------------------------------------------------------------------------------------
William A. Cohen                                       200,000           200,000        200,000            600,000         1.42
------------------------------------------------------------------------------------------------------------------------------------
William V. Castellano                                  100,000           100,000        100,000            300,000            *
------------------------------------------------------------------------------------------------------------------------------------
Wilson A. Knott                                        200,000           200,000        200,000            600,000         1.42
------------------------------------------------------------------------------------------------------------------------------------
Richard L. Berkley                       75,000                                                             75,000            *
------------------------------------------------------------------------------------------------------------------------------------
Marc A. Haskell                          75,000                                                             75,000            *
------------------------------------------------------------------------------------------------------------------------------------
Alan Sheinwald                           75,000                                                             75,000            *
------------------------------------------------------------------------------------------------------------------------------------
3CD Consulting, LLC                     800,000                                                            800,000         1.90
------------------------------------------------------------------------------------------------------------------------------------
Robert Ruben                             10,000                                                             10,000            *
------------------------------------------------------------------------------------------------------------------------------------
Stanley Wunderlich                      185,000                                                            125,000            *
------------------------------------------------------------------------------------------------------------------------------------
Bonnie Stretch                           25,000                                                             25,000            *
------------------------------------------------------------------------------------------------------------------------------------

                                      Number of                                                        Shares of        Percent of
                                      shares of      Issuable upon   Issuable upon    Issuable upon    common stock     outstanding
                                      common stock   conversion of   exercise of      exercise of      to be            shares
                                      beneficially   Series A        Series A         Series B         beneficially     beneficially
                                      owned as of    Preferred       Warrants @       Warrants @       owned after      owned after
Name of Selling Stockholder           12/31/03       Stock (1)       $0.25 (2)        $1.05 (3)        offering (4)     offering (5)
------------------------------------------------------------------------------------------------------------------------------------
Titan Entertainment Group, LLC          100,000                                                          100,000            *
------------------------------------------------------------------------------------------------------------------------------------
Carothers H. Evans                      140,000                                                          140,000            *
------------------------------------------------------------------------------------------------------------------------------------
Heidi H. Evans                           25,000                                                           25,000            *
------------------------------------------------------------------------------------------------------------------------------------
John S. Evans                            50,000                                                           50,000            *
------------------------------------------------------------------------------------------------------------------------------------
Katherine D. Evans                       50,000                                                           50,000            *
------------------------------------------------------------------------------------------------------------------------------------
Mary Margaret Evans                     100,000                                                          100,000            *
------------------------------------------------------------------------------------------------------------------------------------
David S. Goodman                          5,000                                                            5,000            *
------------------------------------------------------------------------------------------------------------------------------------
Rufus Sherill                            10,000                                                           10,000            *
------------------------------------------------------------------------------------------------------------------------------------
John W. Walker                           20,000                                                           20,000            *
------------------------------------------------------------------------------------------------------------------------------------
Sidney T. Walker, III                     5,000                                                            5,000            *
------------------------------------------------------------------------------------------------------------------------------------
Jake Zapalac                              5,000                                                            5,000            *
------------------------------------------------------------------------------------------------------------------------------------
Advanced Alloys, Inc.                    44,314                                                           34,109            *
------------------------------------------------------------------------------------------------------------------------------------
Ray L. Jennings                          73,284                                                           73,284            *
------------------------------------------------------------------------------------------------------------------------------------
Katherine H. Vaughn                      33,284                                                           33,284            *
------------------------------------------------------------------------------------------------------------------------------------
E.W. and Thomas H. Parry                 33,284                                                           33,284            *
------------------------------------------------------------------------------------------------------------------------------------
Donna Mondik                              2,132                                                            2,132            *
------------------------------------------------------------------------------------------------------------------------------------
Merritt and Elizabeth Downing             3,837                                                            3,837            *
------------------------------------------------------------------------------------------------------------------------------------
Donald A. Duquette                        2,219                                                            2,219            *
------------------------------------------------------------------------------------------------------------------------------------
Craig and Stacey Orr                      4,203                                                            4,203            *
------------------------------------------------------------------------------------------------------------------------------------
Ray L. and Dolores Jennings               4,236                                                            4,236            *
------------------------------------------------------------------------------------------------------------------------------------
Adam D. Haas                              4,530                                                            4,530            *
------------------------------------------------------------------------------------------------------------------------------------
Amy Elizabeth Haas                        4,530                                                            4,530            *
------------------------------------------------------------------------------------------------------------------------------------
Robert A. and Joy L Kerr                  4,000                                                            4,000            *
------------------------------------------------------------------------------------------------------------------------------------
Erik A. and Marlene Kerr                  4,000                                                            4,000            *
------------------------------------------------------------------------------------------------------------------------------------
Brian and Heather Matthews                4,000                                                            4,000            *
------------------------------------------------------------------------------------------------------------------------------------
Frank and Connie Yankovitch              10,000                                                           10,000            *
------------------------------------------------------------------------------------------------------------------------------------
David and Rose Kowcheck                   8,000                                                            8,000            *
------------------------------------------------------------------------------------------------------------------------------------
David A. Kowcheck                        40,000                                                           40,000            *
------------------------------------------------------------------------------------------------------------------------------------
Harry R. and Nancy Johnston               4,000                                                            4,000            *
------------------------------------------------------------------------------------------------------------------------------------
SueAnn Schatz                             4,000                                                            4,000            *
------------------------------------------------------------------------------------------------------------------------------------
Joan K. Haas                             20,000                                                           20,000            *
------------------------------------------------------------------------------------------------------------------------------------
Brian Scott                              90,000                                                           90,000            *
------------------------------------------------------------------------------------------------------------------------------------
Eric M. Oliver                           10,000                                                           10,000            *
------------------------------------------------------------------------------------------------------------------------------------
B.E. Coone                               20,000                                                           20,000            *
------------------------------------------------------------------------------------------------------------------------------------
Tammy L. Oliver                          10,000                                                           10,000            *
------------------------------------------------------------------------------------------------------------------------------------
Christine Frost                          10,000                                                           10,000            *
------------------------------------------------------------------------------------------------------------------------------------
Thomas W. Parry                          10,000                                                           10,000            *
------------------------------------------------------------------------------------------------------------------------------------
Thomas L. and Cheryl L. Rose             11,292                                                           11,292            *
------------------------------------------------------------------------------------------------------------------------------------
Jonathan D. Mader                        10,364                                                           10,364            *
------------------------------------------------------------------------------------------------------------------------------------
Mary Rooks                               10,195                                                           10,195            *
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 2,244,704        7,750,000       7,750,000        7,750,000     25,494,704
------------------------------------------------------------------------------------------------------------------------------------

*     Less than 1%.

(1)   Includes shares issuable upon conversion of Series A Preferred Stock.

(2)   Includes exercise of Series A warrants @ $0.25 per share.

(3)   Includes exercise of Series B warrants @ $1.05 per share.

(4) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after the completion of the offering, none of the shares covered by this prospectus will covered by this prospectus will be held by the selling stockholders.

(5) For each selling stockholder, this number represents the percentage of common stock to be owned by such selling stockholder after completion of the offering, based on the number of shares of common stock outstanding as of December 31, 2003 ( 42,059,609 ) and assuming conversion of all Series A Preferred Stock and exercise of all of the Series A and Series B warrants.

The following table sets forth the selling stockholders with respect to shares of common stock underlying the placement agent warrants:

-------------------------------------------------------------------------------------------------
                               Number of      Number of     Number of     Number of
                               shares         shares        shares        shares
                               issuable       issuable      issuable      issuable
                               upon           upon          upon          upon
                               exercise of    exercise of   exercise of   exercise of
                               placement      placement     placement     placement
                               agent          agent         agent         agent
                               warrants       warrants      warrants @    warrants
                               @ $0.01        @ $0.10       $0.25         @ $1.05       Total
-------------------------------------------------------------------------------------------------
H.C. Wainwright & Co., Inc.      35,000        775,000        775,000      775,000      2,360,000
-------------------------------------------------------------------------------------------------
John Clarke (1)                  65,000        740,000        740,000      740,000      2,285,000
-------------------------------------------------------------------------------------------------
Robert Nathan (2)                               35,000         35,000       35,000        105,000
-------------------------------------------------------------------------------------------------
Total                           100,000      1,550,000      1,550,000    1,550,000      4,750,000
-------------------------------------------------------------------------------------------------

(1)   John Clarke is a managing director of the placement agent.

(2)   Robert Nathan is a senior vice president of the placement agent.

                         DETERMINATION OF OFFERING PRICE

The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling stockholders.

Assuming the Series A warrants to purchase an aggregate of 7,750,000 shares of our common stock issued to the investors in the December 2003 private placement are exercised in full at a price per share of $0.25, we will receive proceeds of $1,937,500 from such exercise. Further assuming that the Series B warrants to purchase an aggregate of 7,750,000 shares of our common stock are subsequently exercised in full at a price per share of $1.05, we could receive additional net proceeds of up to $8,137,500 from such exercise.

Because the placement agent warrants issued to the placement agent in our private placement contain a cashless exercise provision which we anticipate will be used in connection with its exercise of warrants, we do not anticipate that we will receive proceeds from such exercises.

Although we have not yet formulated a specific plan, we intend to use a significant portion of the net proceeds from the exercise of the Series A and Series B warrants, if any, for additional working capital, operations, personnel and other general corporate purposes, including research and development expenditures and general and administrative expenditures. We also plan to satisfy certain payment obligations.

                                 DIVIDEND POLICY

It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We do not contemplate or anticipate paying any dividends on the common stock in the foreseeable future.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of its donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

      o     through the settlement of short sales;

      o     a combination of any of these methods of sale; or

      o     any other method permitted by applicable law.

            The sale price to the public may be:

      o     the market price prevailing at the time of sale;

      o     a price related to the prevailing market price;

      o     at negotiated prices; or

      o     a price the selling security holder determines from time to time.

      The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

      The selling security holders may pledge their shares to their broker under the margin provisions of customer agreements. If the selling security holders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If the selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

      The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

      Cyberlux Corporation is required to pay all fees and expenses incident to the registration of the shares and has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

      H.C. Wainwright & Co., Inc. acted as placement agent in connection with the transaction with the Selling Shareholders and received a cash fee of $77,563.93.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF CYBERLUX AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

When used in this Form SB-2 and in our future filings with the Securities and Exchange Commission, the words or phrases will likely result, management expects, or we expect, will continue, is anticipated, estimated or similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speak only as of the date made. These statements are subject to risks and uncertainties, some of which are described below. Actual results may differ materially from historical earnings and those presently anticipated or projected. We have no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated events or circumstances occurring after the date of such statements.

GENERAL OVERVIEW

The Company is in the development stage and its efforts have been principally devoted to designing, developing manufacturing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements.

REVENUES

We have generated operating revenues $87,375 from operations from our inception. We believe we will begin earning revenues from operations in our second year of actual operation as the Company transitions from a development stage company to that of an active growth and acquisition stage company.

COSTS AND EXPENSES

From our inception through September 30, 2003, we have not generated any revenues. We have incurred losses of $3,009,224 during this period. These expenses were associated principally with equity-based compensation to employees and consultants, product development costs and professional services.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2003, we had a working capital deficit of $1,929,243. As a result of our operating losses from our inception through September 30, 2003 we generated a cash flow deficit of $753,951 from operating activities. Cash flows used in investing activities was $135,494 during the period May 17, 2000 (date of Company's inception) through September 30, 2003. We met our cash requirements during this period through the private placement of $177,076 of common stock, $512,455 from the issuance of notes (net of repayments and costs), $195,542 from the issuance of notes payable to Company officers and shareholders On October 16, 2003, due to the change in pricing structure of our common stock on the over-the- counter bulletin board, we mutually cancelled the equity line of credit agreement with Cornell Capital Partners, LP which we entered into on March 15,2003.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

By adjusting its operations and development to the level of capitalization , management believes it has sufficient capital resources to meet projected cash flow deficits through the next twelve months . However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

AUDITORS' OPINION EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN:

The independent auditors report on the company's December 31, 2002 financial statements included in this Form states that the Company's recurring losses raise substantial doubts about the Company's ability to continue as a going concern.

RECENT ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) in August and October 2001, respectively.

SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's consolidated financial statements SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishments of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that a similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations. In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of

Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

PRODUCT RESEARCH AND DEVELOPMENT

Projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months.

NUMBER OF EMPLOYEES

From our inception through the period ended December 31, 2002, we have relied on the services of outside consultants for services and currently have five (5) full time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We do not anticipate our employment base will significantly change during the next 12 months. As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

TRENDS, RISKS AND UNCERTAINTIES

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

                             DESCRIPTION OF BUSINESS

                    PRINCIPAL PRODUCTS AND PRINCIPAL MARKETS

Cyberlux is a Nevada corporation (hereinafter "Cyberlux" or "the Company") that was incorporated on May 17, 2000 and is capitalized with 100 million common shares and 5 million preferred shares. The Company was founded to design, develop, manufacture, market and sell advanced lighting systems that utilize Gallium Nitride light emitting diodes as illumination elements. White diodes are a relatively new phenomenon that offer major advances in illumination technology. The Cyberlux Gallium Nitride diodes consume 92% less energy than incandescent or fluorescent counterparts to produce comparable lumen output. In electrochemical (battery powered) applications, this remarkable diminution of energy consumption position the Company's optoelectronic lighting solutions as much more durable and far more reliable than other interim lighting alternatives. In standard AC electrical applications, the calculated life of GaN diodes as lighting elements is over 20 years versus 750 hours for traditional incandescent bulbs. These exceptional performance characteristics, diminutive energy consumption and extended life, have prompted GaN diode implementation in traffic lights and automotive brake lights, but have not yet significantly occurred in the Company's area of focus, diodal illumination (tm).

Cyberlux has successfully introduced its first product entry, the "Cyberlux Home Safety Light" (HSL), through its web site, www.cyberlux.com. The Company's production strategy has required the identification, qualification and engagement of a variety of talents in industrial design, integrated circuit board production, multi-cavity steel injection mold fabrication, component part assembly, performance testing and packaging to fulfill the tasks associated with finished goods delivery. The initial production of 10,000 HSLs was completed in early October 2002 and has successfully demonstrated the Company's ability to sustain volume production standards for up to 80,000 units per month at its assembly and distribution center in Shelbyville, Illinois. We are now positioned to broaden our product line consistent with emerging breakthroughs in optoelectronic technology and expand our marketing activity into various channels of retail and institutional sales. These recently achieved advances enable substantial cost savings in production as they enhance product performance and readily discernible value to the consumer. The product line (see "Product Development"), Lazer Safety Light; PowerOutage Adapter; Failsafe Spot & Lamp; and CampLamp, are fixtures that employ single use standard alkaline or lithium ion constant charge reusable batteries in different applications. The design of products is consistent with findings of market research conducted by Howard, Merrell & Partners (HM&P), a member firm of InterPublic Group (IPG,
NYSE) wherein certain categories of emergency lighting or interim lighting products were either underserved or non-existent due to the inherent inefficiency of incandescent and fluorescent lighting elements. These fixtures express superior characteristics in brightness, vastly extended light life and durability through diodal(TM) illumination, an optoelectronic descriptor trademarked by Cyberlux. During the early stages of research for long-term interim light solutions, all experimentation was confined to incandescent, fluorescent and, to a more limited extent, fiber optics as illumination sources. The recurring problem with these lighting elements was the grossly inefficient use of electrical energy (in an incandescent bulb, 95% of the electrical energy consumed is dissipated as radiant heat, not light). The discovery of the bright white Gallium Nitride (GaN) diode provided the solution to energy efficiency necessary to produce the long-term interim light source that was to be the objective of the Company's product development activities. Unlike light bulbs that are brittle glass globes surrounding a fragile wire filament in a vacuum, light emitting diodes are extraordinarily efficient solid state semiconductors that are practically indestructible. Diodes are manufactured from chemical compounds mixed with phosphors which transform electrical energy to visible light without heat. When electrical current is applied to a diode, the energy creates electromagnetic radiation which occurs as light. The Spartan characteristics of GaN diodes with their frugal demand for energy (92% less energy to produce equal or superior brightness to that of a bulb) create opportunity to manage energy through Cyberlux patented circuitry to produce a family of superior products.

The Home Safety Light (illustrations at www.cyberlux.com) is an efficient portable fixture that provides a full week of light from one set of AA batteries. Any other portable light will require over 20 sets of replacement batteries to produce comparable light life which suggests that the Home Safety Light (HSL) pays for itself at initial purchase. The Lazer Safety Light is a modification of the HSL. The PowerOutage Adapter, the FailSafe portable spot/lamp; and the CampLamp Lantern are the next product introductions followed by hard-wired systems that will transcend the performance and efficiency of existing emergency lighting products at a significant reduction in initial cost and recurring expense for maintenance of incandescent products.

                      DISTRIBUTION METHODS OF OUR PRODUCTS

Consistent with our sales objectives, the reliable manufacture of proprietary component parts and assembly of finished products required exacting coordination of resources to provide detailed working drawings to tool manufacturers for injection molded parts and optics; precise circuitry diagrams to receive diodes, resistors and capacitors into the electronics platform; source identification for volume supplies of batteries and diodes; packaging considerations for presentation of product and corresponding dimensions of containment's for shipping and display; and an experienced contract assembly organization with an extensive infrastructure capable of collation and inventory of all component parts.

During the Fall of 2000, we identified Shelby County Community Services (SCCS), Shelbyville, Illinois, as a contract manufacture and assembly organization that was well positioned to meet the requirements proposed by the Company. SCCS has over a decade of successful performance on behalf of Fortune 100 companies and represented the quality of management, performance and fiscal stability that we sought to employ in the production process. SCCS is a not-for-profit organization that provides job training for handicapped workers and supplements its workforce with underemployed farm labor. It is generously supported by State and Federal programs to ensure competitiveness.

We have a Proprietary Product Manufacturing Agreement with SCCS that provides for SCCS to purchase all of the component parts for our products; conformance of parts acquired to Cyberlux specifications; exact assembly of parts in accordance with schematics; verified accountable tests of each unit prior to packaging; individual packaging; finished goods inventory warehousing; palletized shipping containment's per purchase orders; and loading for shipment FOB Shelbyville. SCCS is paid 112% of component cost to cover assembly, packaging and warehousing.

The www.Cyberlux.com internet site is serviced by SCCS through a fulfillment operations agreement whereby SCCS receives a daily batched summary of internet sales through an email link established by Cyberlux and United Parcel Service. The Cyberlux/UPS software validates the address of the customer and advises shipping mode (next day, two day or ground), computes shipping and handling charges then prints the appropriate waybill at the shipping office of SCCS. Packages are shipped within 24 hours of receipt of the email summary of business for the preceding day's orders. SCCS coordinates materials inventory with Cyberlux approved vendors based upon purchase orders or blanket orders for products. Robrady Design, Inc., the Company's industrial design firm, is instrumental in providing detailed working drawings for injection molded parts to tool manufacturers in the US and abroad. Similarly, the Company's proprietary circuitry design is managed by the engineering firm of ICT, Inc. in Casey, Illinois. ICT, Inc., an international engineering firm, is well positioned to manufacture the electronic platforms to precise specifications. Although the boards are rigidly tested prior to shipment to Shelbyville, SCCS tests each board on receipt consistent with the quality assurance protocols established by Cyberlux. The initial production capacity at SCCS is 80,000 product units per month which can be increased by 50% consistent with a four month lead time to undertake expansion of facilities.

SCCS will continue to serve as the warehousing and distribution center for Cyberlux products, such as the PowerOutage Adapter, FailSafe Spot/Lamp and CampLamp Lantern, which are to be manufactured abroad. The SCCS center will coordinate customs protocols and manage incoming inventories.

The Company, through its agreements with Shelby County Community Services
(SCCS), has successfully implemented its internet order fulfillment operation, the Cyberlux Distribution Center, which services all product sales generated from its web site, www.cyberlux.com, at the SCCS complex in Shelbyville, Illinois. The system was designed internally under the supervision of Cyberlux Senior Vice President, Al Ninneman, who worked with the ecommerce professionals at United Parcel Service (UPS) to perfect the customized billing and delivery service. The Cyberlux software verifies ZIP code and credit card information; records delivery selection (UPS overnight, second day air or ground); calculates the delivery charge by destination; batches orders daily; and prints the delivery way bills at the Distribution Center for shipment the day following receipt of the order. SCCS and Cyberlux share the handling charge of $2 per order equally.

Although the internet site and its fulfillment system is designed to receive and process orders in volume, the linkage of the site to the Weather Channel (and other referring sources) is not yet in place. The Weather Channel has proposed an advertising position for the Home Safety Light wherein 10 million impressions per month will be guaranteed, but the cost of the exposure is $10 thousand per month. Cyberlux intends to pursue the relationship with the Weather Channel and others relative to direction of traffic to its web site after the Company is in a position to fund selective media buys through a contract relationship with Howard, Merrell & Partners. Selection of media exposures is an important part of the marketing campaign, but equally important is the development of compelling messages and images that inspire consumer interest in Cyberlux products. The Company has worked with Howard, Merrell & Partners (HM&P), a member firm of the InterPublic Group (IPG, NYSE), that specializes in market research/analysis, brand creation, creative imaging, messaging and media purchase management. HM&P's market analysis indicates a dominant role for diodal(TM) illumination in the safety lighting category. The objective is a marketing program that quickly demonstrates the superiority of Cyberlux products to any incandescent bulb product on the market today, whether battery powered or hard wired, and the cost-effectiveness of Cyberlux diodal illumination tm based upon light life and energy efficiency. HM&P sees broad opportunities to position Cyberlux as the brand leader in diodal illumination tm through specific illustrations in which the Company's technology provides superior value over the "burning" light bulb.

Equally important in product and/or brand launch is the management of a "go to market" strategy. Cyberlux has engaged CMG Partners (CMGP) to coordinate product launch into a variety of sales channels. CMGP has broad based experience in both the US and UK in telecom (Nextel, BT Cellnet, MCI), Internet (Verisign) and technology introductions. The role of CMGP is to integrate marketing, sales, product and customer support activities and messages to optimize customer acquisition and retention. CMGP will serve as the liaison for the preparation and delivery of selling materials to the individual selling firms and an information conduit to management for production and finished goods inventory issues.

Cyberlux has retained three experienced technology product sales firms, Smart Products, Inc., Westwood, NJ; A. Calvert & Company, LLC, Canton, OH; and Brand & Associates, Dallas, TX to represent its product line over the range of channels addressed for distribution. The individual firms have been selected based upon established relationships with certain retail channels and proven track records of sales to those retailers assigned. A. Calvert & Company, in addition to its market segment of baby product retailers and On-Air sales (Calvert represents Cyberlux to QVC), is a highly successful retail packaging design firm.

On September 22, 2003, we entered into a factoring agreement with Capital Funding Solutions, Inc. with regard to a purchase order from QVC.

On October 1, 2003, we retained Consulting for Strategic Growth 1, Ltd., an investor relations and corporate development firm to coordinate our corporate and investor communications.

                       RESEARCH AND DEVELOPMENT ACTIVITIES

EMERGENCY LIGHTING AUGMENTATION SYSTEM (PRODUCTION TITLE)

The Emergency Lighting Augmentation System (ELAS) was designed to provide a long-term emergency lighting solution for commercial buildings. ELAS employs an array of ultra-bright white diodes that are powered by constant charge batteries and are controlled by a patented power sensor that is positioned to detect an electrical failure in the building. ELAS is easily installed within existing light fixtures and provides several days of bright white light versus 90 minutes provided by "evacuation" lights, as mandated by fire codes. The recent "blackout" caused by a massive power outage from Michigan to New York inspired many government officials to recognize the danger of the inadequacy of existing "emergency lights" and prompted a focus on long-term interim lighting solutions. Cyberlux is engaged in a demonstrate its ELAS products with the City of Cleveland, the epicenter of the August 2003 blackout. The Cleveland project offers opportunity to demonstrate the cost/benefit effectiveness of ELAS and suggests significant implementation prospects for the product in other municipalities.

HOME SAFETY LIGHT (MARKET TITLE)

The Home Safety Light was designed to provide up to a full week of light from one set of 8 AA batteries. The portable elliptical fixture contains an array of 6 white Nichia diodes and 4 amber diodes which are controlled through a circuit board that provides three alternative levels of light intensity. The parabolic reflector manages light output from the inverted diode array to broadcast a blanket of light capable of total illumination of a room, corridor, stairwell or other strategic location. In October 2003, the Home Safety Light was successfully launched in the retail market on the QVC, Inc., the world's leading on-air sales channel.

LAZER SAFETY LIGHT (PRODUCTION TITLE)

The Lazer Safety Light is similar in form and function to the Home Safety Light, but has an entirely new electrical system that employs a miniature square circuit board controller which powers the fixture with only 2 C batteries. The 10 diodes mounted in the Home Safety Light are displaced by 1 Ultra Bright Lumileds diode inversely centered to provide a blanket of light with more intensity than its predecessor. The new circuitry, with pulse width modulation, and the newly developed diodal lighting element reduce production cost of the fixture by 47% of the cost of the original Home Safety Light.

POWEROUTAGE ADAPTER (PRODUCTION TITLE)

The PowerOutage Adapter transforms existing electrical wall outlets into an emergency lighting system for homes, hospitals, hotels, nursing homes and businesses. The fixture, designed as a replacement outlet, simply plugs into an existing dual outlet after removal of its faceplate. The adapter, which continues to function as an electrical outlet, however, contains a constant charge lithium ion battery; a motion sensor that provides a low level of light for darkened room or corridor transit; a loss of power sensor that activates a high level of light when electrical service is disrupted to broadcast a wash of light up its attendant wall which then reflects bright white light from the overhead ceiling; and a photoelectric cell which detects daylight or powered light in the space to prevent unnecessary performance. Market research suggests that the "Adapter" can become a "Standard of Safety" in institutions (particularly patient care facilities and hotels) which will endorse its economical implementation by home owners, educational institutions and businesses. The fixture will first be marketed through institutional sales channels.

FAILSAFE SPOT & LAMP (PRODUCTION TITLE)

The FailSafe fixture is designed with a unique lens head that may be extended and rotated 180 degrees to perform as a table lamp. The lens head has an opaque surround that may be snapped out above the reflector to simulate the shade of a lamp. This fixture contains a constant charge lithium ion battery and retractable outlet inserts which fold into the base when it is removed from an electrical wall outlet. The FailSafe contains a motion sensor which produces a low level of light for darkened room or corridor transit from its constant charge location in a strategically located wall outlet. The design form provides a hand-held base that offers the alternatives of use as a powerful "flashlight" or as a table lamp that will provide over a full week of light from its lithium ion battery. The battery returns to "full charge" after the fixture is reinstalled into a wall outlet.

CAMPLAMP LANTERN (PRODUCTION TITLE)

The CampLamp is designed to be a superior alternative to the venerable "Coleman Lantern" that has served as a utility gas and mantle light for over fifty years. Unlike the Coleman version, however, the CampLamp does not generate heat or noxious emissions and eliminates the safety threats of combustible fuel and burning elements. The fixture features a tri-parted mirrored reflector system that, when all of the three elements are engaged, broadcasts a blanket of light over 360 degrees. The circuitry design provides a rheostat control system and pulse width modulation to extend battery life to over fifty hours. The reflector design provides directional light alternatives in 90 degree increments which, when combined with the rheostat, offers more utility options than a traditional lantern. The fixture will be marketed through recreational sales channels, home improvement stores and to government agencies.

                               INDUSTRY BACKGROUND

Our Company was born from an investigative research study designed to identify a new approach to the development of an electrochemical (battery powered), portable, interim lighting system capable of providing safe illumination for extended periods of time to property owners deprived of electrical service caused by power outages. Although power outages have come to be a recurring phenomenon due to anomalies in electrical service distribution networks, the focus of the initial study was on disruptions caused by severe storm activity along the Atlantic and Gulf States' coastlines and the corresponding affected inland electrical grids. The National Weather Service labels annual storm activity as the Hurricane Season, which is officially monitored from June 1st to November 30th each year. Other deficiency outages not related to weather have been labeled by the press as rolling blackouts. The loss of electrical power related to tropical and subtropical storms can be wide spread and cover extensive regional segments surrounding the matrix of the storm. It is the pervasive incidence of power outages that identified the need for a reliable, durable, safe and economical interim lighting system for property owners and the general population in areas affected by these seasonally severe weather systems. The research conducted to identify an optimum interim lighting system led to the discovery of a new illumination technology (optoelectronics). We plan to implement this technology through the development of diode illumination fixtures for domestic, commercial and industrial applications. Management has identified several opportunities, which are discussed in Section (10) Research and Development Activities below, where our optoelectronic technology can be introduced as a cost effective solution for antiquated, expensive and unreliable lighting systems currently in use. The introduction of our Cyberlux Home Safety Light is an example of our advanced illumination technology. We hope that this will establish us as an innovative leader in the industry.

                                   REGULATION

Our advertising and sales practices concerning the Home Safety Light and the Wireless Interim Lighting Systems are regulated by the Federal Trade Commission and state consumer protection laws. Such regulations include restrictions on the manner that we promote the sale of our products. We believe we are in material compliance with such regulations.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATIONS

We believe that we will be able to comply in all material respects with laws and regulations governing the conduct of business operations in general. We are not aware of any pending government regulations that may adversely affect our business.

EMPLOYEES

We currently have five (5) full time employees. Our employees are primarily at the executive level based upon our role in coordination of outsource contracts for manufacturing and other production considerations. Currently, there exist no organized labor agreements or union agreements between Cyberlux and our employees. However, we have employment agreements with the following executive officers: Donald F. Evans, Chairman and CEO, Mark D. Schmidt, President and COO, Alan H. Ninneman, Senior Vice President John W. Ringo, Secretary and Corporate Counsel and David D. Downing, Treasurer and CFO. We believe that our relations with our employees are good.

DEPENDENCE ON KEY PERSONNEL

The success of our Company depends upon the efforts, abilities and expertise of our executive officers and other key employees, including our Chief Executive Officer, Chief Operating Officer, Senior Vice President for Operations, Treasurer/Chief Financial Officer and Secretary/Corporate Counsel. The loss of the services of such individuals and/or other key individuals could have a material adverse effect on our operations.

DEPENDENCE ON KEY CUSTOMERS

The Company is currently not dependent on any single customer for a significant portion of its annual sales.

MAJOR SUPPLIERS

The Company is currently not dependent on any major suppliers. The Company does rely on its investor and lender relationships as a source of capital for its operations.

COMPLIANCE WITH COST OF ENVIRONMENTAL REGULATIONS

The Company currently has no costs associated with compliance with environmental regulations. However, there can be no assurances that the Company will not incur such costs in the future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our executive officers or directors.

NAME                   AGE   POSITION                                  APPOINTED
----                   ---   --------                                  ---------
Donald F. Evans        68    CEO & Chairman of the Board               May 19, 2000
Mark D. Schmidt        38    President, COO & Director                 May 01, 2003
John W. Ringo          58    Secretary, Corporate Counsel & Director   May 19, 2000
Alan H. Ninneman       60    Senior Vice President & Director          May 19, 2000
David D. Downing       52    Treasurer & CFO                           May 19, 2000

WORK EXPERIENCE

Donald F. Evans, CEO, Chairman of the Board - Mr. Evans graduated from the University of North Carolina, Chapel Hill, NC with a BS Degree in Economics. Mr. Evans represented the investment interest of Research Econometrics in Waste Reduction Products Corporation, a privately held North Carolina corporation from June of 1996 to until March of 1999. Mr. Evans served on the Board of that Company and as its representative for product sales to the U.S. Department of Defense. On March 19, 1999, Research Econometrics sold its interest in Waste Reduction Products Corporation and on April 1, 1999, he began an investigative research study on behalf of Research Econometrics into the feasibility of a long-term electrochemical interim lighting system. The resulting study identified the feasibility of white diodes as lighting elements which, when managed by solid state circuitry, would provide a reliable source (over forty-two hours from one battery pack) lighting solution to homeowners or businesses during extended power outages. The study provided the performance specifications and methods for the development of the light which led to the formation of Cyberlux Corporation in May 2000 as the business management entity for the project. Mr. Evans has served as the CEO of Cyberlux since its inception.

Mark D. Schmidt, President, COO & Director. Mr. Schmidt graduated Summa Cum Laude with a Bachelor of Science Degree in Engineering from North Carolina State University and earned an MBA Degree from the Fuqua School of Business at Duke University. Mr. Schmidt is a former IBM executive with over 15 years of consumer marketing, business management and venture startup experience. He is a recognized technology product marketing & sales expert who was responsible for the global market launch of the IBM Valuepoint and IBM Aptiva personal computer products as well as multiple accessories, services and home networking products. He has held positions responsible for product development, manufacturing, marketing, sales, strategic partnerships and worldwide channel development.

John W. Ringo, Secretary, Corporate Counsel & Director - Mr. Ringo graduated from the University of Kentucky in Lexington, KY with a BA Degree in Journalism. Subsequently, he received a Juris Doctor Degree from the University of Kentucky College of Law. Since 1990, he has been engaged in private practice in Marietta, GA specializing in corporate and securities law. He is a former Staff Attorney with the U. S. Securities and Exchange Commission, a member of the Bar of the Supreme Court of the United States, the Kentucky Bar Association and the Georgia Bar Association. Mr. Ringo is a founder of Cyberlux and has served as Secretary and General Counsel since its inception.

Alan H. Ninneman, Senior Vice President & Director - Mr. Ninneman attended Elgin Community College, Elgin, IL and subsequently majored in business administration at Southern Illinois University, Carbondale, IL. Mr. Ninneman was a senior support analyst for Tandem Computer, San Jose, California from 1982 to 1985; senior business analyst at Apple Computer, Cupertino, California from 1985 to 1987; Director of Operations at Scorpion Technologies, Inc., San Jose, California; and CEO of City Software, Inc., Albuquerque, New Mexico from 1992 until becoming a founder of Cyberlux in May 2000. Mr. Ninneman is responsible for the Company's operations systems.

David D. Downing, Treasurer & CFO - Mr. Downing graduated from Grove City College, Grove City, PA with a BA Degree in Accounting. Mr. Downing joined Marietta Industrial Enterprises, Inc., Marietta, Ohio in November 1991 as its Chief Financial Officer. He was elected to the Board of Directors of that Company in January 1994. He has been a Director of American Business Parks, Inc., Belpre, Ohio since January 1998 and served as a director of Agri-Cycle Products, Inc. from May 1998 until April 2001. He is a founder of Cyberlux and served as its Treasurer since its inception.

                  EXECUTIVE COMPENSATION: EMPLOYMENT AGREEMENTS

Although the Company has employment agreements with Messrs. Evans, Schmidt, Ringo, Ninneman and Downing which call for compensation as listed below, no salaries have been paid during the development stage. These officers have agreed to receive accrued management fees in the form of bonus payments after revenues are available from product sales. No officer or director has received any compensation as of yet until such time as we begin generating revenues. However, the following table sets forth the annual compensation due our executives that has accrued based on the inability of the Company to meet the obligation.

                           SUMMARY COMPENSATION TABLE

                                       Annual                           Long Term
                                       Compensation                     Compensation
                                -------------------------------------   -----------------------------------
                                            Other Annual                Securities       Awards LTIP          Payouts
Name and Principal                          Compensation   Restricted   Underlying       Payouts              All other
Position                 Year   Salary ($)  Bonus ($)      Stock        Award(s) ($)     Options/SARs (#)($)  compensation ($)
------------------       ----   ----------  ------------   ----------   ------------     -------------------  ----------------
Donald F. Evans          2000    $28,500         $0            $0            $0                        $0          $0
Chairman                 2001    $98,004         $0            $0            $0            200,000 Common
CEO                      2002    $98,004         $0            $0            $0                        $0
                         2003   $180,000                                                   700,000 Common

John W. Ringo            2000    $13,000         $0            $0            $0                        $0          $0
Secretary                2001    $69,000         $0            $0            $0            150,000 Common
Director                 2002    $69,000         $0            $0            $0                        $0
                         2003   $102,000         $0                                        250,000 Common

Alan H. Ninneman         2000    $15,000         $0            $0            $0                        $0          $0
Senior Vice Pres         2001    $78,000         $0            $0            $0            150,000 Common
Director                 2002    $78,000         $0            $0            $0                        $0
                         2003   $102,000         $0                                        250,000 Common

David D. Downing         2000         $0         $0            $0            $0                        $0          $0
CFO                      2001         $0         $0            $0            $0            100,000 Common
Treasurer                2002         $0         $0            $0            $0                        $0
                         2003   $102,000         $0            $0            $0            250,000 Common

Mark D. Schmidt *        2003   $120,000         $0            $0            $0            550,000 Common          $0
President, COO
Director

Footnotes to Executive Compensation:

No officer has been paid a salary since our inception as a capital conservation measure designed to invest all available funds into the development of our products. Annual compensation began accruing in the form of management fees as of July 2000. The compensation indicated in the table is the annualized amount of salary to be paid the respective officers in accordance with their employment agreements. Salary accruals for Mr. Evans began in July 2000 at $3,000 per month through September 2000 and $6,500 per month from October to December 2000. Salary accruals for Messrs. Ninneman and Ringo began in September 2000 at $3,000 each for September and October 2000, followed by $4,500 in November and December for Mr. Ninneman and $3,500 in November and December for Mr. Ringo. From 2001 forward, salaries have accrued in accordance with the annualized salaries outlined in the table. Pursuant to their employment agreements, Messrs. Evans, Ninneman and Ringo are to receive monthly salaries of $8,167, $6,500, and $5,750 respectively. The salary accruals are non-interest bearing obligations of the Company that are to be retired from revenues when product sales begin.

Salary accruals in the form of management fees for Messrs. Evans, Ninneman and Ringo for the year 2000 were $28,500, $15,000 and $13,000 respectively. Salary accruals for Messrs. Evans, Ninneman and Ringo for the year 2001 were $98,004, 78,000 and 69,000 respectively. In November 2001, Messrs. Evans, Ninneman and Ringo were paid $5,000 each. Salary accruals for Messrs. Evans, Ninneman and Ringo for the years 2001 and 2002 were $98,004, $78,000 and 69,000 respectively.

On January 1, 2003, the employment agreements of Messrs. Evans, Ninneman and Ringo were amended to increase their annual salaries to $180,000, $102,000 and $102,000, respectively. On that same date, David D. Downing entered in to an employment agreement in which he will be paid an annual salary of $102,000.

*On May 1, 2003, Mark D. Schmidt entered into an employment agreement in which he will be paid an annual salary of $180,000.

Compensation to officers has been deferred as a capital conservation measure designed to invest available funds into development of saleable products.

Management's salaries will be based upon the performance of the Company. Management's performance bonuses will be decided by a majority of the Board of Directors of the Company and may be increased by the Board of Directors from year to year consistent with goals established by the Board to the benefit of shareholders.

Members of the Company's Board of Directors will serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified, unless earlier removed as provided in the Bylaws of the Company. Executive officers serve at the pleasure of the Board of Directors.

COMPENSATION OF DIRECTORS

There are no arrangements made to compensate any director for services as a director. Such arrangements for compensation of directors for services will commence once we begin earning revenues.

                   STOCK OPTION GRANTS IN THE PAST FISCAL YEAR

STOCK OPTION PLAN

The Company has created an Employee Stock Option Plan for incentive/retention of current key employees and as an inducement to employment of new employees. The 2001 plan, which sets aside 600,000 shares of common stock for purchase by employees, was made effective by the Board of Directors. Cyberlux will not issue options or warrants to any employee or affiliate with an exercise price of less than 85% of the fair market value of the Common Stock on the date of the grant.

Option/SAR Grants in Last Fiscal Year - Individual Grants

                                                     % of Total
                          Number of Securities       Options/SARs Granted
                          Underlying                 to Employees in         Exercise or Base     Expiration
Name                      Options/SARs Granted(#)    Fiscal Year             Price ($/Sh)         Date
----                      -----------------------    --------------------    ----------------     ----------
Donald F. Evans                   100,000                   16.7%              $0.001/Sh            2011
John W. Ringo                     100,000                   16.7%              $0.001/Sh            2011
Alan H. Ninneman                  100,000                   16.7%              $0.001/Sh            2011
David D. Downing                   50,000                    8.3%              $0.001/Sh            2011

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                        Number of Securities             Value of Unexercised
                      Shares                            Underlying Unexercised           In-the Money Options/SARs
                      Acquired          Value           Options/SARs at FY-End           at FY-End ($)
Name                  on Exercise(#)    Realized ($)    (#)Exercisable/Unexercisable     Exercisable/Unexercisable
----                  --------------    ------------    ----------------------------     -------------------------
Donald F. Evans           100,000         $14,900                  100,000                        $14,900
John W. Ringo              50,000         $ 7,450                   50,000                        $ 7,450
Alan H. Ninneman           50,000         $ 7,450                   50,000                        $ 7,450
David D. Downing           50,000         $ 7,450                   50,000                        $ 7,450

On January 3, 2003, our Board approved a 2003 Incentive Stock Option Plan which will provide 2,000,000 shares of common stock to underwrite options and declared the current eligible participants as follows:

           -----------------------------------------------------------
           Donald F. Evans                             700,000 shares
           -----------------------------------------------------------
           David D. Downing                            250,000 shares
           -----------------------------------------------------------
           John W. Ringo                               250,000 shares
           -----------------------------------------------------------
           Alan H. Ninneman                            250,000 shares
           -----------------------------------------------------------
           Mark D. Schmidt                             550,000 shares
           -----------------------------------------------------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                            Options Outstanding                                  Options Exercisable
                     -------------------------------------                   ----------------------------
                                       Weighted Average         Weighted                      Weighted
                       Number        Remaining Contractual      Average         Number        Average
 Exercise Prices     Outstanding         Life (Years)        Exercise Price  Exercisable   Exercise Price
 ---------------     -----------     ---------------------   --------------  -----------   --------------
     $0.2125          2,000,000               6.00             $0.2125         2,000,000      $0.2125
                      2,000,000               6.00             $0.2125         2,000,000      $0.2125

Transactions involving stock options issued to employees are summarized as follows:

                                                               Weighted Average
                                            Number of Shares    Price Per Share
                                            ----------------    ---------------
Outstanding at July, 2003                              --              --
   Granted                                      2,000,000          0.2125
   Exercised                                           --              --
   Canceled or expired                                 --              --
Outstanding at September 30, 2003               2,000,000          0.2125
                                                                   ------

Employee Stock Options (Continued)

The weighted-average fair value of stock options granted to employees during the period ended September 30, 2003 and 2002 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                               2003         2002
                                                               ----         ----
Significant assumptions (weighted-average):
    Risk-free interest rate at grant date                      1.02%         n/a
    Expected stock price volatility                              26%         n/a
    Expected dividend payout                                     --           --
    Expected option life-years (a)                                6          n/a
----------
(a)   The expected option life is based on contractual expiration dates.

If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(1,324,995) and $(0.19) for the period ended September 30, 2003 and $(446,766)and $(0.07) for the period ended September 30, 2002, respectively.

On September 2, 2003, our Board approved a 2004 Incentive Stock Option Plan which will provide 2,000,000 shares to underwrite options.

                             DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 50 Orange Road, Pinehurst, North Carolina 28374. The office space is defined as the 12' by 14' office located at the northeast corner of the property situated at 50 Orange Road, Pinehurst, North Carolina 28374 and adjacent common spaces consisting of restroom facilities, storage closets and conference room access. Equipment consists of two telephone units; two calculators; one HP printer, copier, fax; one IBM typewriter; one IBM computer with CTX color monitor and Logitech keyboards. Furniture and fixtures consist of two leather executive swivel chairs; two executive desks; two 2 drawer file cabinets; one lateral file cabinet; one cherry wood storage cabinet; one steel typewriter table; two brass banker's lamps, two extended halogen task lamps and various desk top appurtenances.

Research Econometrics, LLP, provides these facilities to Cyberlux at a cost of $650 per month. The managing partner of Research Econometrics, LLP, Carothers H. Evans, is the son of Donald F. Evans, president of Cyberlux. The leasing terms represent a fully negotiated contract price between two related parties at an arms length transaction. According to the Sublease Agreement, as of July 1, 2000 the space is rented on a month-to-month basis continuing until such use and enjoyment is terminated by either party on thirty days notice in writing. Our management believes that suitable expansion space is available to meet our future needs at commercially reasonable terms, if required.

                                LEGAL PROCEEDINGS

On October 23, 2003, OneCap, Inc. filed a complaint against us and our officers, Directors and certain shareholders in the District Court of Clark County, Nevada (Case No. A475506). The complaint alleges a breach of contract and securities fraud. The plaintiff is seeking specific performance, declaratory relief and injunctive relief. We believe that we have meritorious defenses to the plaintiff's claims and intend to vigorously defend ourselves against the plaintiff's claims. On January 9, 2004 the litigation was settled with both parties mutually releasing the other. The case was dismissed with prejudice.

On April 18, 2001, Cyberlux filed a civil complaint against Light Technology, Inc., Ervin J. Rachwal, Safe-Light Industries, LLC a/k/a JFER Innovations Group, LLC, James Meyer and John Fleming alleging fraud, breach of contract, monies lent, misappropriation of trade secrets, conspiracy and sought injunctive relief against the defendants to prevent them from misappropriating trade secrets as well as to recover monetary damages On May 11, 2001, the Court granted a temporary injunction against the Defendants. On June 5, 2001, the Defendants filed their Answer denying the allegations of the Complaint and filed a counterclaim alleging fraud, violation of Trade Secret Act, breach of contract and money lent.

On January 18, 2002, the Court granted the Defendants' Motion to Dissolve the Injunction. On January 28, 2002, Cyberlux filed a Motion for Rehearing or Clarification of the Motion to Dissolve. A hearing on the Cyberlux Motion for Rehearing or Clarification of the Motion to Dissolve was scheduled for March 18, 2002, but was cancelled by the Court and has not been rescheduled. The injunction still remains in effect until the Court rules on this Motion.

Background:

Cyberlux came into contact with Light Technology, Inc. (LTI) and Rachwal in early 2000. We were seeking someone with the knowledge and expertise to assist us in the development of an emergency light using white LEDs. LTI and Rachwal represented that they had such knowledge and expertise and could finalize the development of the Cyberlux emergency light by September 30, 2000 so that we could begin manufacturing and selling the emergency light by November 2000. Rachwal and LTI also advised us that we could acquire all the assets of LTI and the rights to LTI's flashlight which also used white LEDs provided Rachwal was made an officer and director of Cyberlux as well as be in charge of design work for the Company.

In order to evaluate this offer, we requested accounting and financial records to verify the representations of LTI and Rachwal and to attempt to ascertain the value of LTI. Despite repeated attempts, LTI and Rachwal were unable to provide adequate, verifiable financial records. Nonetheless, in order allow LTI and Rachwal to proceed with the development of the emergency light in order to meet the November shipping deadline, Cyberlux and LTI entered into a Letter of Intent on June 12, 2000. This Letter of Intent also contained a confidentiality clause protecting our interests. Pursuant to the Letter of Intent we paid LTI $100,000 to develop a prototype of an emergency storm light and possible acquisition of the assets of LTI based upon an independent evaluation of the of the worth of the assets. We hired the Sarasota CPA firm, Kerkering, Barbario & Co. to independently do an evaluation of the LTI assets. Kerkering, Barbario came to the conclusion that LTI had no verifiable assets of any value. Furthermore, LTI never developed and produced a working model of the emergency storm light. We incurred meeting and travel expenses of $36,401 associated with LTI during the period June through December 2000. $43,699 was expended for marketing expense in anticipation of the promised delivery of the light. We also made loans to defendant Safe-Light in the Amount of $13,188 to assist in development and marketing of its products based upon representation that the assets of Safe-Light would be acquired by us.

We instituted our complaint against the defendants when we learned, through a local newspaper article that LTI and Safe-Light had merged and had developed an emergency light. We had confidentiality rights with both companies. The defendants breached their contracts with us by misappropriating trade secrets and we are seeking monetary damages as well injunctive relief to prevent them from capitalizing on the misappropriation of trade secrets. Despite the news article in which Rachwal announced that LTI had developed an emergency light, he did not object to the injunction stating that he did not have such a light.

There is no similarity between our product, the Home Safety Light, and LTI's product, known as the Pal Light. Our product, which is described in detail in the business section, has 10 diodes and provides a blanket of light to light up a room in the event of a power outage. The LTI product is a small flashlight that uses one diode. The two products are not in the same category.

Defendant LTI claims that we breached the contract terms of the letter of intent and joint venture agreement by failing to maintain confidential disclosed to us and intentionally disclosing confidential information to third parties. Despite receiving $100,000 from us defendants claim we failed to fund the development of the Light and claim that we owe them in excess of $100,000 by breaching the letter of intent and joint venture agreement. Further, defendants claim we failed to pay fees set forth in the licensing agreement notwithstanding that the condition precedent to pay said fees (the successful completion of a private placement by us, which was subsequently withdrawn due to market conditions).

Defendant Safe-Light allege that we requested that they assist us in raising funding for the products discussed in the complaint. We actually loaned them funds for the development of their barricade light.

In the event that LTI and Rachwal are successful in their claims, we would still be able to sell our product since we have patent applications pending to protect our product.

The Company intends to fully prosecute the Company's claims and actions against the Defendants. The Company denies the Defendants allegations alleged against the Company in their counterclaim. This litigation is still in the discovery stage and the ultimate outcome cannot presently be determined.

COURT: Circuit Court of the Twelfth Judicial District In and For Sarasota County, Florida.

CASE NAME:    Cyberlux Corporation, Plaintiff v. Ervin J. Rachwal, Light
              Technology, Inc., Safe-Light Industries, LLC a/k/a JFER
              Innovations Group, LLC, James Meyer and John Fleming.

CASE NUMBER:  2001 CA 005309 NC Div. C.

                             PRINCIPAL SHAREHOLDERS

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 29, 2003, certain information regarding the beneficial ownership of our common stock by:

      (1) Each person who is known us to be the beneficial owner of more than 5% of the common stock,

      (2)   Each of our director and executive officers and

      (3)   All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

  Name and Address of                Shares Beneficially   Percentage of Shares
  Beneficial Owner                   Owned                 Outstanding
  -------------------                -------------------   --------------------
Donald F. Evans
Fifty Orange Road
Pinehurst, NC 28374                        1,455,000               12.3%

David D. Downing
100 Country Meadow Drive
Marietta, OH 45750                           500,000                4.2%

Alan H. Ninneman
204 Chaparral Loop, SE
Rio Rancho, NM 87124                         650,000                5.5%

John W. Ringo
241 Lamplighter Lane
Marietta, GA 30067                           450,000                3.8%

Mark D. Schmidt
60 Kimberly Drive
Durham, NC 27707                             200,000                1.7%

Total ownership by our officers            3,255,000               27.5%

Footnotes:

1. Mr. Evans was issued 875,000 shares individually in connection with his founding of Cyberlux Corporation and assignment of his patent for the Electrochemical Portable Power and Lighting System to the Company. Research Econometrics was issued 750,000 shares in connection with an assignment of all of its interests derived from its funding of the initial development of the long-tern interim lighting system. The Research Econometric shares were distributed to the partners in this venture and, as one of the partners, Mr. Evans received 380,000 of the partnership's 750,000 shares.

2. 380,000 shares received by Mr. Evans pursuant to the distribution of Research Econometrics shares are common stock of the Company owned by him individually. The balance of the Research Econometric shares were distributed to ten other individual partners no one of whom owns an amount approaching 5% of the shares outstanding.

3. There is no voting trust among any of the shareholders , officers or directors. Pursuant to the Incentive Stock Option Plan, officers of the Company, Messrs. Evans, Ringo, Ninneman and Downing were vested with 350,000 options, which they exercised in November 2001 at par. In January 2002, Messrs. Evans, Ringo, Ninneman and Downing were each vested with 50,000 options for the fiscal year ended 2001. In January 2003, Mr. Evans was vested with 50,000 options for the fiscal year 2001. These options are reflected in the individual's share ownership in the table.

PERSONS SHARING OWNERSHIP OF CONTROL OF SHARES

No person other than Donald F. Evans, David D. Downing, Alan H. Ninneman, and John Ringo owns or shares the power to vote 5% or more of our securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into a sub-lease agreement with Research Econometrics, LLP, which provides the Company the ability to continue the research and development efforts of the Electrochemical Portable Power Plant and Lighting System. The agreement is on a month-to-month basis. Total rental expense for the for the year ended December 31, 2001,was $15,806, and for the period ending December 31, 2000 was $10,606. Mr. Evans was the partner in Research Econometrics who undertook the investigative research study designed to determine the feasibility of an electrochemical (battery powered) interim lighting system that could provide long-term solutions to property owners during extended power outages. The study confirmed the feasibility of such a system consistent with an application of new technologies that, when combined, provided extended life to existing battery resources. He began the study with an investigation of the incidence of power outage attributable to severe storm activity along the east coast and west along the gulf coast states of the United States.

The agreement with Research Econometrics, therefore, is one whereby the light design system perfected by Research Econometrics was assigned as the foundation of the newly created Cyberlux Corporation. We issued certain management fees which were for accrued salaries for Messrs. Evans, Ninneman and Ringo consistent with employment agreements. These fees are in the form of non interest bearing promissory notes. Salary accruals in the form of management fees for Messrs. Evans, Ninneman and Ringo for the year 2000 were $28,500, $15,000 and $13,000 respectively. Salary accruals for Messrs. Evans, Ninneman and Ringo for the years 2001 and 2002, were $98,004, 78,000 and 69,000 respectively.

Promissory notes were issued to certain officers for loans to the Company for working capital. These Notes are listed as payable upon demand and accrue interest at 12% per annum. Don F. Evans, David D. Downing, Alan H. Ninneman and a former officer loaned $30,500, $58,000, $5,245 and $5,000, respectively. The terms of transactions in this section are as fair to the Company as any transactions that could have been made with unaffiliated parties.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Our common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "CYBL" since July 11, 2003. On January 23, 2004, the last trade price as reported by the Over-the- Counter Bulletin Board was $0.342. As of December 31, 2003, we believe there were approximately 136 holders of record of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. Of this amount, 8,037,849 are currently issued and outstanding. The following description is a summary of the capital stock of Cyberlux and contains the material terms of the capital stock. Additional information can be found in Cyberlux 's Articles of Incorporation and Bylaws.

Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of 5,000,000 Shares of preferred stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to our common stock or any other series of preferred stock which we may issue. Our Board of Directors may issue additional preferred stock in future financing, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

On December 31 2003, we issued 155 shares of our Series A Convertible Preferred Stock. Each share is convertible into 50,000 shares of common stock. The Series A Convertible Preferred have the following designations and rights:

Maturity:                   Perpetual Preferred

Dividend:                   12% per annum. The dividend shall be payable
                            semi-annually in cash or common stock at our option.

Fixed Conversion Price:     The Series A Convertible Preferred shall be
                            convertible into common stock at $0.10 per share.

Stated Value:               $5,000 per share

Mandatory Conversion:       Beginning 180 days from the effective date of this
                            prospectus, if the closing bid price for our common stock exceeds $1.50 for a period of 10 consecutive trading days, we may elect to convert the Series A
                            Convertible Preferred into common stock at the applicable conversion price.

Limitations on Conversion.  Each holder of the Series A Convertible Preferred shares shall not convert the Shares into common stock such that the number of shares of common stock issued after the conversion would exceed, when aggregated with all other shares of common stock owned by such holder at such time, in excess of 4.99% of the then issued and outstanding shares of common stock of the Company.

No Voting Rights.           The holders of the Series A convertible shares have
                            no voting rights until their shares are converted to common shares.

The Board of Directors, pursuant to the Articles of Incorporation and By-Laws, has authorized a series of Series B Convertible Preferred Stock which will be issued to management of the Company in order to convert accrued management fees and other liabilities not to exceed $800,000 into 4,000,000 shares of the Series B Preferred Stock. The Series B Convertible Preferred Stock will have the following designations and rights:

Term:                       Perpetual Preferred

Dividend:                   12% per annum

Voting  Rights:             Except with respect to transactions upon which the
                            Series B Preferred stock shall be entitled to vote separately, the Series B Preferred Stock shall have superior voting rights equal to 10 votes for each share of common stock voting rights of one vote per share.

                           DESCRIPTION OF THE WARRANTS

SERIES A WARRANTS

We have issued Series A warrants exercisable into 7,750,000 shares of common stock at $0.25 per share. The Series A warrants have a three (3) year term and at no time may a holder exercise its warrant if it would cause such holder's ownership to exceed 4.99% of our common stock outstanding at the time of exercise.

Beginning twenty (20) days following the effective date of this prospectus, if the closing bid price of our common stock exceeds $0.60 for a period of 20 consecutive trading days, the Series A warrants may be redeemed by us at $0.01 per warrant

SERIES B WARRANTS

We have issued Series B warrants exercisable into 7,750,000 shares of common stock at $1.05 per share. Investors may only exercise the Series B warrants for such number of shares they have been issued pursuant to their Series A warrants.

The Series B warrants have a five (5) year term and at no time may a holder exercise its warrant if it would cause such holder's ownership to exceed 4.99% of our common stock outstanding at the time of exercise.

Beginning twelve (12) months following the effective date of this prospectus, if the closing bid price of our common stock exceeds $1.75 for a period of 20 consecutive trading days, the Series B warrants may be redeemed by us at $0.01 per warrant.

PLACEMENT AGENT WARRANTS

We have issued placement agent warrants exercisable into 4,750,000 shares of common stock at prices ranging from $0.01 to $1.05 per share. The warrants are be exercisable after the date of issuance and shall expire five (5) years after the date of issuance, unless extended by us. The warrants include a cashless exercise provision and are non-redeemable. The warrants are transferable at the placement agent's discretion.

TRANSFER AGENT

The transfer agent for the common stock is Pacific Stock Transfer Company and its telephone number is (702) 361-3033.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as well as our by-laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Nevada, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Cyberlux, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK.

The authorized but un-issued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.

                                     EXPERTS

The financial statements of Cyberlux incorporated herein have been so incorporated in reliance upon the report of Russell Bedford Stefanou Mirchandani, LLP, independent certified public accountants, given upon their authority as experts in auditing and accounting (which contains an explanatory paragraph regarding Cyberlux 's ability to continue as a going concern).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 17, 2002, G. Brad Beckstead ("Beckstead"), resigned as the Company's certifying accountant. Beckstead's reports on the Company's financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse claim or disclaimer of opinion; however, the audit report for the years ended December 31, 2001 and 2000 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the year ended December 31, 2001 and the period May 17, 2000 (date of inception) through December 31, 2001, and the subsequent interim period through July 17, 2002, the Company has not had any disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The Company engaged Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford Stefanou Mirchandani") as its certifying accountant as of August 23, 2002 for the Company's fiscal year ending December 31, 2002. The Company had not consulted with Russell Bedford Stefanou Mirchandani prior to Russell Bedford Stefanou Mirchandani's retention on either application of accounting principles or the type of opinion Russell Bedford Stefanou Mirchandani might render on the Company's financial statements.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by John W. Ringo, Attorney at Law, Marietta, Georgia. Mr. Ringo is secretary, corporate counsel, a director and shareholder of the Company.

AVAILABLE INFORMATION

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Cyberlux Corporation and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Cyberlux Corporation, PO Box 2010, 50 Orange Road, Pinehurst, North Carolina 28370, Attention: Donald F. Evans, President. We will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       FINANCIAL STATEMENTS AND SCHEDULES
                           DECEMBER 31, 2002 AND 2001

                         FORMING A PART OF ANNUAL REPORT
                 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

                              CYBERLUX CORPORATION

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Cyberlux Corporation
50 ORANGE ROAD,
PO BOX 2010,
PINEHURST, NORTH CAROLINA 28370-2010

We have audited the accompanying balance sheet of Cyberlux Corporation (the "Company"), a development stage company, as of December 31, 2002 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the year ended December 31, 2002 . The company's financial statements as of December 31, 2001 were audited by another auditor whose reports, dated June 14, 2002 and December 10, 2002, on those statements included an explanatory paragraph that described the uncertainty regarding the company's ability to continue as a going concern. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyberlux Corporation as of December 31, 2002 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. We express no opinion on the cumulative period from inception through December 31, 2001.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                  --------------------------------------------
                    Russell Bedford Stefanou Mirchandani LLP
                          Certified Public Accountants

                               New York, New York
                                  April 4, 2003

                   AUDITED FINANCIALS AS OF DECEMBER 31, 2002
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2002
                                     Audited

Cash                                                                $    26,086
Prepaid design services                                                  20,000
Accounts Receivable                                                          --
                                                                    -----------
Total Current Assets                                                     46,086

Fixed Assets (Net of accumulated depreciation of $23,050)                79,443
Other Assets:
Deposit                                                                   8,614
                                                                    -----------
Total Assets                                                        $   134,143
                                                                    ===========

Current Liabilities                                                 $    44,427
Accrued Interest                                                         95,971
Other Accrued Liabilities
         Management fees payable - related party                        546,508
         Short-term notes payable - shareholders                        123,545
         Short-term notes payable                                       365,000
                                                                    -----------
Total current liabilities                                           $ 1,175,451

Common stock                                                              6,628
Additional paid-in capital                                              745,593
Subscription receivable                                                  (2,500)
(Deficit)accumulated during development stage                        (1,791,029)
                                                                    -----------
Total Deficiency stockholders' equity                                (1,041,308)
                                                                    -----------
                                                                    $   134,143
                                                                    ===========

                                                    CYBERLUX CORPORATION
                                                (A Development Stage Company)
                                                     Statement of Losses

                                                                                     May 17, 2000
                                               Year ended         Year ended        (inception) to
                                              December 31,        December 31,        December 31,
                                                 2002                2001                2002
                                              -----------         -----------         -----------
Revenues                                      $     2,326         $        --         $     2,326
Cost of goods sold                                 (3,082)                 --              (3,082)
                                              -----------         -----------         -----------
Gross Profit (Loss )                                 (756)                 --                (756)

Operating Expenses:

Marketing and advertising expense                   8,500              74,535             127,048
Depreciation and Amortization expenses             63,768              14,856              79,300
Organizational expenses                                --                  --              25,473
Research and development costs                      1,250              85,500             244,064
Management and consulting fees -
related party                                     350,504             263,088             767,322
General and administrative expenses               178,406             153,994             403,441
                                              -----------         -----------         -----------
Total Operating expenses                         602,428.             591,973           1,646,648
(Loss) from operations                           (603,184)        $  (591,973)        $(1,647,404)
                                              -----------         -----------         -----------
Other income (expenses):
Interest (expenses)                               (96,920)            (44,301)           (143,665)
Interest income                                        --                  --                  40
Income (tax) benefit                                   --                  --
Net (Loss)                                    $  (700,104)        $  (636,274)        $(1,791,029)
                                              ===========         ===========         ===========

(Loss) per common share
(basic and assuming dilution)                        (.11)               (.13)               (.28)
                                              ===========         ===========         ===========

Weighted average shares outstanding             6,241,585           5,061,350           6,241,585
                                              ===========         ===========         ===========

                              CYBERLUX CORPORATION

                          (A Development Stage Company)
                 Statement of Deficiency in Stockholders Equity
                        For the period ended May 17,2000
                     (Date of Inception) to December 31,2002



                                                                                                    Additional    Stock
                                                        Preferred     Stock    Common      Stock     Paid in   Subscription
                                                          Shares     Amount    Shares      Amount    Capital    Receivable
                                                      ---------------------------------------------------------------------
Common shares issued in May 2000 to Founders in
exchange for cash at $.001 per share                          --         --   1,640,000    $1,640    $    560        --

Common shares issued in May 2000 for research and
development services valued at $0.09 per share                                  750,000       750      68,003        --

Common shares issued in May 2000 in exchange for services
valued at $0.05 per share                                                       875,000       875      35,710        --

Common shares issued in July 2000 in exchange for
convertible debt at $0.15 per share                                             288,000       288      39,712        --

Capital contributed by principal shareholders                                                          16,000        --

Common shares issued in November, 2000  for cash in
connection with private placement at $0.15 per share                            640,171       640      95,386        --

Common shares issued in November, 2000 in exchange for
services valued at $0.15 per share for consulting services                      122,795       123      18,296        --

Net (loss)                                                                           --        --          --        --


Balance, December 31, 2000                                                    4,315,966     4,316     273,667        --
                                                                                           ======    ========    ======

Common shares issued in January, 2001 in exchange
for convertible debt at $0.15 per share                                         698,782       699     104,118        --

Stock options issued in May, 2001 valued at $0.15
per option, in exchange for services                                                                   52,500

Common shares issued in September 2001 for cash in
connection with exercise of warrant of $0.15 per share                            3,000         3         447        --

Common shares issued in September 2001 for cash in
connection with exercise of warrant at $0.10 per share                          133,000       133      13,167        --

Common shares issued in October 2001 valued at
$0.15 per warrant, in exchange for placement of debt                                 --        --      75,000        --

Common shares issued in November 2001 for cash in
connection with exercise of warrant at $0.001 per share                         500,000       500          --        --
                                                                  Deficit
                                                                Accumulated
                                                                  During
                                                                Development
                                                                   Stage       Total
                                                          --------------------------
Common shares issued in May 2000 to Founders in
exchange for cash at $.001 per share                                 --        2,200

Common shares issued in May 2000 for research and
development services valued at $0.09 per share                       --       68,753

Common shares issued in May 2000 in exchange for services
valued at $0.05 per share                                            --       36,585

Common shares issued in July 2000 in exchange for
convertible debt at $0.15 per share                                  --       40,000

Capital contributed by principal shareholders                        --       16,000

Common shares issued in November, 2000  for cash in
connection with private placement at $0.15 per share                 --       96,026

Common shares issued in November, 2000 in exchange for
services valued at $0.15 per share for consulting services           --       18,419

Net (loss)                                                     (454,651)    (454,651)
                                                               --------     --------

Balance, December 31, 2000                                     (454,651)    (176,668)
                                                               ========     ========

Common shares issued in January, 2001 in exchange
for convertible debt at $0.15 per share                              --      104,817

Stock options issued in May, 2001 valued at $0.15
per option, in exchange for services                                          52,500

Common shares issued in September 2001 for cash in
connection with exercise of warrant of $0.15 per share               --          450

Common shares issued in September 2001 for cash in
connection with exercise of warrant at $0.10 per share               --       13,300

Common shares issued in October 2001 valued at
$0.15 per warrant, in exchange for placement of debt                 --       75,000

Common shares issued in November 2001 for cash in
connection with exercise of warrant at $0.001 per share              --          500

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                 Statement of Deficiency in Stockholders Equity
    For the period ended May 17,2000 (Date of Inception) to December 31,2002
--------------------------------------------------------------------------------


                                                                                                       Additional       Stock
                                                     Preferred   Stock                                  Paid in      subscription
                                                       Shares   Amount   Common Shares  Stock Amount    Capital       receivable
                                                   ------------------------------------------------------------------------------
Common shares issued in November 2001 for cash in                           350,000           350             --            --
connection with exercise of options at 0.001 per
share

Common shares issued in December 2001 in exchange
for convertible debt at $0.50 per share                                     133,961           134         66,847            --

Common shares issued in December 2001 in exchange
for debt at $0.50 per share                                                  17,687            18          8,825            --

Net Loss

Balance, December 31, 2001                                                6,152,396         6,152        594,571            --

Common shares issued in May 2002, in exchange for
services valued at $0.70 per share                                           70,000            70         49,928            --

Common shares issued in Nov. 2002 in exchange for
services valued at $0.25 per share                                          150,000           150         37,350            --
Common shares issued in Dec 2002 as rights offering
at $0.25 per share                                                          256,000           256         63,744            --

Subscription Receivable for 10,000 shares issued                                               --             --        (2,500)

Net Loss                                                                         --            --             --
                                                                          -------------------------------------------------------
Balance, December 31, 2002                                                6,628,396         6,628        745,593        (2,500)
                                                                          =========         =====        =======
                                                        Deficit
                                                      Accumulated
                                                        During
                                                   Development Stage   Total
                                                   -------------------------
Common shares issued in November 2001 for cash in            --         350
connection with exercise of options at 0.001 per
share

Common shares issued in December 2001 in exchange
for convertible debt at $0.50 per share                      --      66,981

Common shares issued in December 2001 in exchange
for debt at $0.50 per share                                  --       8,843

Net Loss                                               (636,274)   (636,274)

Balance, December 31, 2001                           (1,090,925)   (490,171)

Common shares issued in May 2002, in exchange for
services valued at $0.70 per share                            --     49,998

Common shares issued in Nov. 2002 in exchange for
services valued at $0.25 per share                            --     37,500
Common shares issued in Dec 2002 as rights offering
at $0.25 per share                                            --     64,000

Subscription Receivable for 10,000 shares issued              --     (2,500)

Net Loss                                               (700,104)   (700,104)
                                                   ------------------------
Balance, December 31, 2002                           (1,791,029) (1,041,308)
                                                     ==========   =========

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASHFLOWS

                                                               Year ended            May 17, 2000
                                                              December 31,           (inception) to
                                                         -----------------------     December 31,
                                                           2002          2001            2002
                                                         ---------     ---------     -----------
Cash flows from operating activities
Net (loss)                                               $(700,104)    $(636,274)    $(1,791,029)
Depreciation and Amortization                               82,518        14,856          98,050
Write off Extension of loan exps                            25,000            --          25,000
Stock options issued for consulting services                    --        52,500         107,504
Shares issued for consulting services                       87,498        87,498
Shares issued for research and development                      --            --          68,753
Adjustments to reconcile net (loss) to cash (used) by
operating activities:
(Increase) in deposit                                       (1,795)       (5,000)         (8,614)
Increase in accrued interest                                28,409        14,751          44,427
Decrease in other assets, net                                6,812        21,373          28,185
Increase in other accrued liabilities                       92,722         3,250          95,972
Increase in management fees payable                        260,004       230,004         546,508
                                                         ---------     ---------     -----------
Net cash (used) by operating activities                   (118,936)     (304,540)       (697,746)
Cash flows from investing activities:
Purchase of fixed assets, net                              (52,880)      (45,400)       (102,494)
                                                         ---------     ---------     -----------
Net cash ( Used in )Investing Activities                   (52,880)      (45,400)       (102,494)
Cash flows from financing activities:
Proceeds from short-term notes payable, net                 80,000            --          80,000
Proceeds from notes payable, net                                --       260,000         432,455

Proceeds from short-term notes payable - shareholders       25,800        84,245         123,545
Donated capital                                                 --            --          16,000
Insurance of common stock                                   61,500        14,600         174,326
                                                         ---------     ---------     -----------
Net cash provided by financing Activities                  167,300       358,845         825,326
                                                         ---------     ---------     -----------
Net ( Decrease )increase in cash                            (4,516)        8,905          26,086
Cash - beginning                                            30,602        21,697              --
                                                                       ---------     -----------
Cash - ending                                            $  26,086     $  30,602     $    26,086
                                                         =========     =========     ===========
Supplemental disclosures:
Interest paid                                            $  49,475     $      --     $    50,677
Income taxes paid                                               --            --              --
Non cash investing and financing activities
Shares issued for R&D and consulting services               37,500            --         106,253
Shares issued in exchange of debt                               --       180,641         220,641

Warrents issued in connection with financing stock              --        75,000          75,000

Options issued in connection with services rendered             --        52,500          52,500
Shares issued in connection with services                   49,998            --         105,002

                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO AUDITED FINANCIAL STATEMENTS DECEMBER 31, 2002
                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND 2001

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Cyberlux Corporation (the "Company") is incorporated under the laws of the State of Nevada. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No. 7") and is seeking to develop, manufacture and market long-term portable lighting products for commercial and industrial us. To date the Company has generated no revenues, has incurred expenses, and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2002, the Company has accumulated losses of $1,791,029.

Revenue Recognition

The Company will follow policy of recognizing subscriber fee income as revenue in the period the services are provided and the products shipped.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2002 and 2001 respectively.

Fixed assets

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives Advertising costs

The Company expenses all costs of advertising as incurred. Advertising costs totaled $8,500 and $74,535 in 2002 and 2001, respectively.

Impairment of long lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002 and 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-Based Compensation:

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and will adopt the interim disclosure provisions for its financial reports for the quarter ended March 31, 2003.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) Earnings Per Share. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No.
141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) in August and October 2001, respectively.

SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's consolidated financial statements.

SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that a similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of

Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

Note B - Notes payable and convertible debentures

Notes payable at December 31, 2002 are as follows:

        10% convertible note payable, unsecured and due September, 2003; accrued and unpaid interest due at maturity; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock
        at a rate of $.50 per share.                                                              $ 2,500

        10% convertible notes payable, unsecured and due March, 2003; accrued and unpaid interest due at maturity; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common
        stock at a rate of $1.00 per share.                                                         7,500

        10% convertible notes payable, unsecured and due March, 2003; accrued and unpaid interest due at maturity; Noteholders has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock
        at a rate of $.50 per share.                                                               25,000

        10% notes payable, unsecured and due March, 2003; accrued and unpaid interest due at maturity; Noteholders has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $1.00
        per share.                                                                                 10,000

        10% notes payable, unsecured and due March, 2003; accrued and unpaid interest due at maturity; Noteholders has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a
        rate of $1.00 per share.                                                                   40,000

        NOTE A-SUMMARY OF ACCOUNTING POLICIES

        Note B - Notes payable and convertible debentures
        (Continued)

        18% note payable, interest payable monthly and due June, 2003; note secured by
        Company's assets and pledge of 3,265,000 shares of the Company's common stock owned by Company's principal shareholders and officers; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the
        Company's common stock at the lower of $.15 per share or a price per share equal to 85% of the average daily bid price over the ten preceding days prior to the
        date of conversion.                                                                       195,000

        10% Convertible note payable, unsecured and due October 2003; accrued and unpaid interest due at maturity; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock
        at $.25 per share.                                                                         75,000
        10% convertible note payable, unsecured and due October 2003 ; accrued and unpaid interest due at maturity; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock
        at the lower of $.50 per share.                                                             5,000

        10% note payable, unsecured, accrued and unpaid interest and principal payable on
        demand.                                                                                     5,000
                                                                                                  365,000
        Less: current portion                                                                    (365,000)
        Total                                                                                    $

Total interest expense at December 31,2002 and 2001 of $96,920 and $44,301 includes a loan origination fee of $43,750 and $17,500 respectively.

Note C - Stockholder's equity

The Company has authorized 20,000,000 shares of common stock, with a par value of $.001 per share. The Company has also authorized 5,000,000 shares if preferred stock, with a par value of $.001 per share.

During May, 2000, the Company issued 1,640,000 shares of its common stock to its founders in exchange for cash of $2,200.

During May 2000, the Company issued 750,000 shares of its common stock in exchange for research and development and organizational costs paid for by Research Econometrics, LLP the totaling $68,753. The stock issued was valued at approximately $.09 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

During May 2000, the Company issued 875,000 shares of its common stock to an officer of the Company for consulting services valued at $36,585. The stock issued was valued at approximately $.05 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In May, 2000 the Company issued $40,000 of notes payable convertible into the Company's common stock at a price equal to $.15 per share. In July 2000, the holders of the notes payable elected to convert $ 40,000 of the notes, plus accrued interest, in exchange for 288,000 shares of the Company's common stock.

In November, 2000 the Company issued 640,171 shares of common stock in exchange for $ 96,026 in connection with a private placement memorandum, net of costs.

During November 2000, the Company issued 122,795 shares of its common stock in exchange for services totaling $18,419. The stock issued was valued at approximately $.15 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In January 2001, holders of the Company's convertible notes payable elected to convert $104,817 of debt in exchange for 698,782 shares of the Company's common stock .

Note C - Stockholder's equity (Continued)

In May, 2001, the Company granted certain officers of the Company options to purchase 350,000 sharesc theCompany'scommon stock at its par value for services rendered.. The options issued were valued at $ .15 per share, or $52,500 which represents the fair value of the option issued, which did not differ materially from the value of the services received. In November, 2001, the officers elected to exercise their options to purchase the stock for $350.

In connection with the placement of the Company's Note Payable in October, 2001, the Company issued warrants to purchase 500,000 shares of the Company's common stock at par value to the holders of the Note. The warrant agreement expires October 22, 2004, and is callable upon election by the Company. The 500,000 warrants are valued at $0.15 per warrant, or $75,000, which represents the fair value of the warrants issued and is being amortized over the life of the loan. The warrant was exercised in November 2001. Amortization expense of $ 50,000 and $12,500 was charged to operations in 2002 and 2001, respectively.

During the year ended December 31, 2001, certain warrant holders elected to convert their warrants to 636,000 shares of the Company's $0.001 par value common stock for cash of $ 14,250.

In December 2001, holders of the Company's convertible notes payable elected to convert $ 75,824 of debt in exchange for 151,648 shares of the Company's common stock.

During May 2002, the Company issued 70,000 shares of its common stock in exchange for services totaling $49,998. The stock issued was valued at approximately $.70 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

During November 2002, the Company issued 150,000 shares of its common stock in exchange for services totaling $ 37,500. The stock issued was valued at approximately $.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December, 2002 the Company issued 256,000 shares of common stock in exchange for $ 64,000 for cash in connection with a private placement memorandum, net of costs.

Note D - Related Party Transactions

The Company entered into a sub-lease agreement with Research Econometrics, LLP, which provides the Company the ability to continue the research and development efforts of the Electrochemical Portable Power Plant and Lighting System. The agreement is on a month-to-month basis. Total rental expense for the years ending December 31, 2002 and 2001 was $13,185 and $15,806, respectively.

The Company incurred management fees to its officers totaling $350,504 and $263,088 during the years ended December 31, 2002 and December 31, 2001, respectively. Unpaid management fees aggregate $546,508 as of December 31, 2002.

From time to time, the Company's principal officers have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes accruing interest at 12% per annum. As of December 31, 2002, the balance due to the officers is $123,545.

NOTE E-COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. directors and officers. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE F-LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:

                                                      2002             2001
                                                   -----------      -----------

Net loss available to Common stockholders          $  (700,104)     $  (636,274)

Basic and diluted earning (loss) per share               (0.11)           (0.13)

Weighted average common shares outstanding           6,241,585        5,061,350
                                                   ===========      ===========

Note G - Income taxes

The Company has adopted Financial Accounting Standards No. 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant. At December 31, 2002, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $ 1,766,000, expiring in the year 2022, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2002 are as follows:

Non current:
Net operating loss carry forward                                    $  930,000
Valuation allowance                                                 $ (930,000)
                                                                    ----------
Net deferred tax asset                                              $

The realization of these net operating loss carry forwards is dependent upon generating taxable income prior to the related year of expiration. The amount of carry forward that may be utilized in any future tax year may also be subject to certain limitations, including limitations as a result of certain stockholder ownership changes in which may be beyond the control of the Company

NOTE I- GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2002 and 2001, the Company incurred losses from operations of $700,104 and $636,274, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

                       FINANCIALS AS OF SEPTEMBER 30, 2003

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                      Condensed Consolidated Balance Sheets

                                                                      September 30, 2003    December 31, 2002
                                                                          (unaudited)            (audited)
                                                                      ------------------    -----------------
Current assets:
  Cash and equivalents                                                    $    11,628           $    26,086
  Due from factor, net                                                         18,710                    --
  Inventories, at cost                                                          8,208                    --
   Prepaid expenses                                                                --                20,000
                                                                          -----------           -----------
    Total current assets                                                       38,546                46,086
Property and equipment, net                                                    96,520                79,443
Other assets
  Deposits                                                                         --                 8,614
                                                                          $   135,066           $   134,143
                                                                          ===========           ===========

Liabilities and  Deficiency  in Stockholders' Equity

Current liabilities:
  Accrued interest                                                        $    65,466           $    44,427
  Other accrued liabilities                                                   410,852                95,971
  Management fees payable - related party                                     970,926               546,508
  Short-term notes payable - shareholders                                     193,045               123,545
  Short-term notes payable                                                    327,500               365,000
                                                                          -----------           -----------
    Total current liabilities                                               1,967,789             1,175,451
Commitments and contingencies (Note D)                                             --                    --
Deficiency in Stockholders' equity:
  Preferred stock, $0.001 par value, 5,000,000 shares
    authorized, no shares issued and outstanding                                   --                    --
  Common stock, $0.001 par value, 100,000,000 shares

    authorized, 8,037,849 and 6,628,396 issued and outstanding                  8,038                 6,628

  Subscription receivable                                                          --                (2,500)

  Additional paid-in capital                                                1,168,463               745,593

  Deficit accumulated during development stage                             (3,009,224)           (1,791,029)
                                                                          -----------           -----------
  Total deficiency in stockholders' equity                                 (1,832,723)           (1,041,308)
                                                                          -----------           -----------
                                                                          $   135,066           $   134,143
                                                                          ===========           ===========

See accompanying notes to unaudited condensed consolidated financial statements

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                   Condensed Consolidated Statement of Losses
                                   (UNAUDITED)

                                                                                                             For the Period
                                                                                                              May 17, 2000
                                                                                                                (Date of
                                                   Three Months Ended               Nine Months Ended          Inception)
                                                      September 30,                   September 30,             through
                                               ---------------------------     ---------------------------    September 30,
                                                  2003            2002            2003            2002            2003
                                               -----------     -----------     -----------     -----------     -----------
Revenue                                        $    87,375     $        --     $    87,375     $        --     $    87,375
Cost of Goods Sold                                 130,368              --         130,368              --         130,368
                                               -----------     -----------     -----------     -----------     -----------

   Gross Profit (Loss)                             (42,993)             --         (42,993)             --         (42,993)

Expenses:
  Marketing and advertising expense                    250           9,196         114,750           9,196         241,798
  Depreciation and amortization expense              5,675          24,197         240,924          52,071         320,224
  Organization costs                                    --              --              --              --          25,473
  Research and development costs                    25,000              --          60,000           1,250         304,064
  Management and consulting fees                   166,500          59,001         489,500         177,003       1,256,822
  General and administrative expenses              127,539          49,993         215,905         166,742         620,102
                                               -----------     -----------     -----------     -----------     -----------
    Total expenses                                 324,964         142,387       1,121,079         406,262       2,768,483
                                               -----------     -----------     -----------     -----------     -----------
Loss from operations                              (367,957)       (142,387)     (1,164,072)       (406,262)     (2,811,476)
Other (expense):
  Interest income                                       --              --              --              --              40
  Interest expense                                 (15,189)        (13,879)        (54,123)        (40,504)       (197,788)
                                                               -----------     -----------     -----------     -----------

Net (loss)                                     $  (383,146)    $  (156,266)    $(1,218,195)    $  (446,766)    $(3,009,224)
                                               ===========     ===========     ===========     ===========     ===========

(Loss) per share - basic  and fully diluted    $     (0.05)    $     (0.03)    $     (0.17)    $     (0.07)
                                               ===========     ===========     ===========     ===========

Weighted average number of common shares
outstanding - basic and fully diluted            7,626,979       6,199,313       7,148,468       6,175,981
                                               ===========     ===========     ===========     ===========

See accompanying notes to unaudited condensed consolidated financial statements

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                 Condensed Consolidated Statements of Cash Flows
                                   (UNAUDITED)

                                                                                                            For the period May 17,
                                                               For the Nine Months    For the Nine Months       2000 (date of
                                                               Ended September 30,    Ended September 30,     inception) through
                                                                       2003                  2002             September 30, 2003
                                                               -------------------    -------------------   ----------------------
Cash flows from operating activities
Net (loss)                                                          $(1,218,195)            $(446,766)            $(3,009,224)
Depreciation and Amortization                                           240,924                70,820                 338,974
Stock issued  in exchange for previously incurred debt                    9,030                    --                   9,030
Write off of previously incurred loan fees                                   --                    --                  25,000
Stock options issued for consulting services                                 --                49,000                 107,504
Shares issued for consulting services                                    60,000                    --                 147,498
Shares issued for factoring deposit                                      90,000                    --                  90,000
Shares issued for research and development                                   --                    --                  68,753
  (Increase) in Due From Factor, net                                    (18,710)                   --                 (18,710)
  (Increase) in inventory                                                (8,208)                   --                  (8,208)
  (Increase) in deposits                                                  8,614                (1,795)                     --
  (Increase)  decrease in other assets, net                              20,000                 6,812                  48,185
  Increase (Decrease) in accrued interest                                21,041                17,773                  65,468
  Increase in management fee payable-related party                      424,418               176,003                 970,926
  Increase in other accrued liabilities                                 314,878                46,531                 410,853
                                                                    -----------             ---------             -----------
Net cash (used) by operating activities                                 (56,208)              (81,622)               (753,951)

Cash flows from investing activities
  Acquisition of property and equipment, net                            (33,000)              (59,335)               (135,494)
                                                                    -----------             ---------             -----------
Net cash provided (used in) by investing activities                     (33,000)              (59,335)               (135,494)

Cash flows from financing activities
  Proceeds from short-term notes payable net                                 --                80,000                  80,000
  Proceeds from notes payable net                                            --                    --                 432,455
  Proceeds from short-term notes payable-shareholders, net               72,000                30,800                 195,542
  Capital contributed by shareholders                                        --                    --                  16,000
  Receipts from subscription receivable                                   2,500                    --                   2,500
  Issuance of common stock                                                  250                    --                 174,576
                                                                    -----------             ---------             -----------
Net cash provided by financing activities                                74,750               110,800                 901,073
Net increase in cash                                                    (14,458)              (30,157)                 11,628
Cash -  at beginning of period                                           26,086                30,602                      --
                                                                    -----------             ---------             -----------
Cash - at end of period                                             $    11,628             $     445             $    11,628
                                                                    ===========             =========             ===========

Supplemental disclosures:
  Interest paid                                                     $   18,202              $  20,856             $    68,879
  Income taxes paid                                                         --                     --                      --
  Non-cash investing and financing activities:
    Shares issued for research and development and consulting               --                     --                 106,253
    Shares issued for conversion of debt                                 9,030                 49,030                 229,671
    Warrants issued in connection with financing                            --                     --                  75,000
    Options issued in connection with services                              --                     --                  52,500
    Shares issued in connection with loan commitment                   225,000                     --                 225,000
    Shares issued in connection with services                           60,000                 50,000                 165,002
    Shares issued for factoring deposit                                 90,000                     --                  90,000


See accompanying notes to unaudited condensed consolidated financial statements

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
     Condensed Consolidated Statement of Deficiency in Stockholders' Equity FOR THE PERIOD MAY 17, 2000 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                                                                                          Deficiency
                                                                                                          Accumulated      Total
                                                             Common Stock       Additional      Stock        During    Deficiency in
                                                                                 Paid in    Subscription  Development  Stockholder
                                                              Shares    Amount   Capital     Receivable      Stage         Equity
                                                              ------    ------  ----------  ------------  -----------  -------------
Common shares issued in May 2000 to founders in
exchange for cash at $.001 per share                         1,640,000  $1,640  $      560  $      --   $        --   $     2,200
Common shares issued in May 2000 in exchange for for
research and development services valued at $.09 per share     750,000     750                               68,003        68,753
Common shares issued in May 2000 in exchange for
services valued @ $.05 per share                               875,000     875                               35,710        36,585
Common shares issued in July, 2000 in exchange for
convertible debt at $.15 per share                             288,000     288                               39,712        40,000
Capital contributed by principal shareholders                       --      --                               16,000        16,000
Common shares issued in November 2000 for cash in
connection with private placement at $.15 per share            640,171     640                               95,386        96,026
Common shares issued in November 2000 in exchange for
services valued @ $.15 per share hares issued for
consulting services                                            122,795     123                               18,296        18,419

Net (loss)                                                          --      --          --         --      (454,651)     (454,651)
                                                            ----------  ------  ----------  ---------   -----------   -----------

Balance, December 31, 2000                                   4,315,966   4,316     273,667         --      (454,651)     (176,668)
Common shares issued in January, 2001 in exchange for
convertible debt at $.15 per share                             698,782     699     104,118         --            --       104,817
Stock options issued in May 2001, valued at $.15 per
option, in exchange for services                                    --      --      52,500         --            --        52,500
Warrant issued in May 2001, valued at $.15 per
warrant, in exchange for placement of debt                          --      --      75,000         --            --        75,000
Common shares issued in September, 2001 for cash in
connection with exercise of warrant at $.15 per share            3,000       3         447         --            --           450
Common shares issued in September, 2001 for cash in
connection with exercise of warrant at $.10 per share          133,000     133      13,167         --            --        13,300
Common shares issued in November, 2001 for cash  in
connection with exercise of warrant at $.0001 per share        500,000     500          --         --            --           500
Common shares issued in November, 2001 for cash  in
connection with exercise of options at $.0001 per share        350,000     350          --         --            --           350
Common shares issued in December, 2001 in exchange for
convertible debt at $.50 per share                             133,961     134      66,847         --            --        66,981
Common shares issued in December, 2001 in exchange for
debt at $.50 per share                                          17,687      18       8,825         --            --         8,843

Net (loss)                                                          --      --          --         --      (636,274)     (636,274)
                                                            ----------  ------  ----------  ---------   -----------   -----------

Balance, December 31, 2001                                   6,152,396   6,152     594,571         --    (1,090,925)     (490,202)
Common shares issued in May, 2002 in exchange for
services valued at $.71 per share                               70,000      70      49,930         --            --        49,998
Common shares issued in Nov, 2002 in exchange for
services valued at $0.25 per share                             150,000     150      37,350         --            --        37,500
Common shares issued in Dec. 2002 as rights offering at
$0.25 per share                                                256,000     256      63,744         --            --        64,000

Subscription Receivable for 10,000 shares issued                    --      --          --     (2,500)           --        (2,500)

                                                                    --      --          --         --      (700,104)     (700,104)
Net loss

Balance at December 31, 2002                                 6,628,396   6,628     745,593     (2,500)   (1,791,029)   (1,041,308)
Common shares issued in March, 2003 for cash in
connection with exercise of options at $0.001 per share        250,000     250          --         --            --           250

Cash  received in exchange  for stock subscription                  --      --          --      2,500            --         2,500
 Common shares issued in March, 2003 in exchange for
services valued at $.75 per share                              300,000     300     224,700         --            --       225,000
Common shares issues in March, 2003 in exchange for
services valued at $0.75 per share                              13,333      14       9,987         --            --        10,001

Common shares issued in May, 2003 exchange for debt at
$.25 per share                                                 196,120     196      48,833         --            --        49,029
Common shares issued in June, 2003 in exchange for
services valued at $.25 per share                              200,000     200      49,800         --            --        50,000

Common shares issued in September, 2003 in exchange
for services valued at $.20 per share                          450,000     450      89,550         --            --        90,000

Net Loss                                                            --      --          --         --    (1,218,195)   (1,218,195)
                                                            ----------  ------  ----------  ---------   -----------   -----------
Balance, September 30, 2003                                 $8,037,849  $8,038  $1,168,463  $      --   $(3,009,224)  $(1,832,723)
                                                            ==========  ======  ==========  =========   ===========   ===========

 See accompanying notes to unaudited condensed consolidated financial statements

                              Cyberlux Corporation
                          (A Development Stage Company)
                 NOTES TO SEPTEMBER 30,2003 FINANCIAL STATEMENTS
                                    Unaudited

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying un audited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the nine months period ended September 30, 2003, are not necessarily indicative of the results that may expected for the year ending December 31, 2003. The unaudited condensed financial statements should be read in conjunction with the December 31, 2002 financial statements and footnotes thereto included in the Company's SEC Form 10 KSB.

Business and Basis of Presentation

Cyberlux Corporation ("Company") was formed on May 17, 2000 under the laws of the state of Delaware. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to seeking profitable business opportunities. . From its inception through the date of these financial statements the Company has recognized limited revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2003, the Company has accumulated losses of $3,009,224.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and all subsequent periods. Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note C):

                                                              For the three months ended     For the nine months ended
                                                                    September 30,                 September 30,
                                                              --------------------------     --------------------------
                                                                 2003           2002             2003           2002
                                                               ---------      ---------      -----------      ---------
Net loss - as reported                                         $(383,146)     $(156,266)     $(1,218,195)     $(446,766)
Add: Total stock based employee compensation
expense as reported under intrinsic value method
(APB. No. 25)                                                         --             --               --             --

Deduct: Total stock based employee compensation
expense as reported under fair value based
method (SFAS No. 123)                                           (106,800)            --         (106,800)            --
                                                               ---------      ---------      -----------      ---------
Net loss - Pro Forma                                           $(489,946)     $(156,266)     $(1,324,995)     $(446,766)
Net loss attributable to common stockholders - Pro forma       $(489,946)     $(156,266)     $(1,324,995)     $(446,766)
Basic (and assuming dilution) loss per share - as reported     $   (0.05)     $   (0.03)     $     (0.17)     $   (0.07)
Basic (and assuming dilution) loss per share - Pro forma       $   (0.06)     $   (0.03)     $     (0.19)     $   (0.07)

New Accounting Pronouncements

Effective January 1, 2002, the Company adopted SFAS No.142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with definitive lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write downs to be included in results from operations may be necessary. SFAS No.142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test is recorded as a cumulative effect of a change in accounting principle. The adoption of SFAS 142 had no material impact on the Company's condensed financial statements.

SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishments of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that a similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations. In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.
In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations. In April 2003, the FASB issued Statement No.149, " Amendment of Statement of 133 on Derivative Instruments and Hedging Activities", which amends Statement 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of this statement did not have a material impact on the Company's financial position.

In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The adoption of this statement did not have a material impact on the Company's financial position.

NOTE B - COMMON STOCK

In May, 2003, the holder of a $49,030 note payable exchanged the unpaid principal together with accrued interest for 196,120 shares of the Company's common stock. In June, 2003, the Company issued 200,000 shares of its common stock in exchange for services totaling $ 50,000. The stock issued was valued at approximately $.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In September, 2003, the Company issued 450,000 shares of its common stock in exchange for services totaling $ 90,000. The stock issued was valued at approximately $.20 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

NOTE C - STOCK OPTIONS

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                          Options Outstanding                                Options Exercisable
                  -----------------------------------                   ----------------------------
                                  Weighted Average         Weighted                      Weighted
                     Number     Remaining Contractual      Average         Number        Average
Exercise Prices   Outstanding       Life (Years)        Exercise Price  Exercisable   Exercise Price
---------------   -----------   ---------------------   --------------  -----------   --------------
    $0.2125        2,000,000           6.00               $0.2125        2,000,000       $0.2125
                   2,000,000           6.00               $0.2125        2,000,000       $0.2125

Transactions involving stock options issued to employees are summarized as follows:

                                                               Weighted Average
                                            Number of Shares   Price Per Share
                                            ----------------   ---------------

Outstanding at July, 2003                              --               --
                                                ---------          -------
   Granted                                      2,000,000          $0.2125
   Exercised                                           --               --

   Canceled or expired                                 --               --
                                                ---------          -------
Outstanding at September 30, 2003               2,000,000          $0.2125
                                                =========          =======

The weighted-average fair value of stock options granted to employees during the period ended September 30, 2003 and 2002 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                               2003      2002
                                                               ----      ----
Significant assumptions (weighted-average):
    Risk-free interest rate at grant date                      1.02%      n/a
    Expected stock price volatility                              26%      n/a
    Expected dividend payout                                     --        --
    Expected option life-years (a)                                6       n/a

----------
(a)   The expected option life is based on contractual expiration dates

If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(1,324,995) and $(0.19) for the period ended September 30, 2003 and $(446,766) and $(0.07) for the period ended September 30, 2002, respectively.

NOTE D- COMMITMENTS AND CONTINGENCIES

In October, 2003, OneCap, Inc. filed a complaint against the Company and its officers, Directors and certain shareholders in the District Court of Clark County, Nevada. The complaint alleges a breach of contract and securities fraud. The Company believes that it has meritorious defenses to the plaintiff's claims and intends to vigorously defend itself against the Plaintiff's claims.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On October 1, 2003, we entered into an agreement with Consulting for Strategic Growth 1, Ltd. ("CFSG"), in which CFSG would provide consulting services in the form of investor relations and public relations. In consideration for services rendered, Stanley Wunderlich, Chairman of CFSG was issued 125,000 shares of the Company's Common Stock at $0.001 per share and Bonnie Stretch, pubic relations for CFSG, was issued 25,000 shares of the Company's Common Stock at $0.001 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On October 30, 2003, we entered into an agreement with Roccus Capital Partners, LLC ("RCP") and Alliance Advisors(`AA") in which RCP and AA would provide strategic advisement to us. As an engagement fee, Richard L. Berkley and Marc A. Heskell, principals of RCP and Alan Sheinwald, principal of AA were each issued 75,000 shares of the Company's Common Stock at $0.001 per share. These issuances were private transactions pursuant to Section 4(2) of the Securities Act.

On December 1, 2003, we entered into an agreement with CFSG, in which CFSG would provide consulting services in the form of investor relations and public relations. In consideration for services to be rendered, Stanley Wunderlich was issued 60,000 shares of our Common Stock at $0.001 per share with 10,000 shares issued each month based upon performance criteria satisfactory to both parties. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On December 19, 2003, we issued 700,000 shares of its Common Stock at $0.01 per share to Titan Entertainment Group pursuant to a consulting services agreement in which Titan Entertainment Group would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On December 19, 2003, we issued 600,000 shares of its Common Stock at $0.01 per share to Michael J. Stern pursuant to a consulting services agreement in which Michael J. Stern would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On December 19, 2003, we issued 600,000 shares of its Common Stock at $0.01 per share to KBK Ventures, Inc. pursuant to a consulting services agreement in which KBK Ventures would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On December 22, 2003, we issued 800,000 shares of its Common Stock at $0.01 per share to 3CD Consulting, LLC pursuant to a consulting services agreement in which 3CD Consulting would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On December 22, 2003, we issued 600,000 shares of its Common Stock at $0.01 per share to Ronald E. Gee pursuant to a consulting services agreement in which Ronald E. Gee would create strategic business relationships us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On December 31, 2003, we issued 155 shares of Series A Preferred Stock (with a stated value of $5,000 per share and a conversion price of $0.10 per share) and warrants to purchase an aggregate of 15,500,000 or our common stock. This private placement was exempt from registration pursuant to Section 4(2) of the Securities Act.

On January 27, 2004, we issued 40,000 shares of its Common Stock at $0.001 per share to Donald F. Huffman in consideration of services on our behalf. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On January 27, 2004, we issued 10,000 shares of its Common Stock at $0.001 per share to Robert Rubin in consideration of services on our behalf. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

On January 27, 2004, Brian Scott converted a $20,000 promissory note dated April 1, 2003 in the amount of $20,000 into 80,000 shares of the our Common Stock at $0.25 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

ITEM 27. INDEX TO EXHIBITS

EXHIBIT NO.   DESCRIPTION

3.a     [1]   Articles of Incorporation of Cyberlux Corporation filed
              May 17, 2000

3.1a    [2]   Certificate of Amendment of Articles of Incorporation
              filed April 3, 2003

3.1b    |1]   Bylaws of Cyberlux Corporation

3.1c    [2]   Certificate of Designation of the Relative Rights and
              Preferences of the Series A Convertible Preferred Stock of the
              Registrant, dated as of December 30, 2003

5.1           Opinion re: Legality

10.a    [1]   SCCS Proprietary Product Manufacturing Agreement

10.b    [1]   Donald F. Evans Employment Agreement

10.c    [1]   Alan H. Ninneman Employment Agreement

10.d    [1]   John W. Ringo Employment Agreement

10.1    [2]   Donald F. Evans Amended Employment Agreement

10.2    [2]   Alan H. Ninneman Amended Employment Agreement

10.3    [2]   John W. Ringo Amended Employment Agreement

10.4    [2]   David D. Downing Employment Agreement

10.f    [1]   Robrady Agreement

10.h    [1]   ICT, Inc. Agreement

10.i    [1]   Research Econometrics Agreement

10.10   [3]   Mark D. Schmidt Employment Agreement

10.1    [4]   Series A Convertible Preferred Stock Purchase Agreement, dated as of December 31, 2003, by the and among the Registrant and the purchasers set forth therein.

10.2    [4]   Registration Rights Agreement, dated as of December 31, 2003, by and among the Registrant and the purchasers  named therein

10.3    [4]   Form of Series A Warrant to purchase shares of Common Stock of the
              Registrant issued on December 31, 2003 in connection with the sale of the Series A Convertible Preferred Stock.

10.4    [4]   Form of Series B Warrant to purchase shares of Common Stock of the
              Registrant issued on December 31, 2003 in connection with the sale of the Series A Convertible Preferred Stock.

10.5    [4]   Lock-Up Agreement dated as of December 31, 2003 by and among the
              Registrant and certain stockholders named therein.

99.1    [4]   Press Release dated January 8, 2004.

23.1          Consent of John W. Ringo (included in Exhibit 5.1)

23.2          Consent of Russell Bedford Stefanou Mirchandani, LLP

----------
[1] Incorporated by reference to our Registration Statement filed on Form 10-SB filed December 2001

[2] Incorporated by reference to our Registration Statement filed on Form SB-2 filed April 30, 2003

[3] Incorporated by reference to our Form 10-QSB for the period ended June 30, 2003

[4]   Incorporated by reference to our Form 8-K filed on January 8, 2004


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

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Pinehurst, North Carolina on January 29, 2003.

CYBERLUX CORPORATION.


By: /s/ Donald F. Evans
-----------------------------------
Donald F. Evans
Chief Executive Officer, and
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


By: /s/ Donald F. Evans
-----------------------------------
Donald F. Evans,
Chief Executive Officer, and
Chairman of the Board

Date: January 29, 2003


By: /s/ Mark D. Schmidt
-----------------------------------
Mark D. Schmidt, President,
Chief Operating Officer and
Director

Date: January 29, 2003


By:  /s/ John W. Ringo
-----------------------------------
John W. Ringo, Secretary,
Corporate Counsel and Director

Date: January 29, 2003


By:  /s/ Alan H. Ninneman
-----------------------------------
Alan H. Ninneman,
Senior Vice President and Director

Date January 29, 2003


By:  /s/ David D. Downing
-----------------------------------
David D. Downing, Treasurer and
Chief Financial Officer


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